                                                                   EXHIBIT 10.01

[***] indicates the omission of confidential portions for which confidential treatment has been requested. Such confidential information has been filed separately with the Commission.

                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                            DATED AS OF MAY 21, 2004

                                      AMONG

                          CARDINAL HEALTH FUNDING, LLC
                                   AS SELLER,

                              GRIFFIN CAPITAL, LLC
                                  AS SERVICER,

                           THE CONDUITS PARTY HERETO,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                        THE MANAGING AGENTS PARTY HERETO

                                       AND

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    AS AGENT

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE I PURCHASE ARRANGEMENTS........................................................................      2

         Section 1.1       Purchase Facility...........................................................      2
         Section 1.2       Increases...................................................................      2
         Section 1.3       Decreases...................................................................      3
         Section 1.4       Payment Requirements........................................................      4

ARTICLE II PAYMENTS AND COLLECTIONS....................................................................      4

         Section 2.1       Payments....................................................................      4
         Section 2.2       Collections Prior to Amortization...........................................      5
         Section 2.3       Collections Following Amortization..........................................      5
         Section 2.4       Application of Collections..................................................      6
         Section 2.5       Payment Rescission..........................................................      6
         Section 2.6       Maximum Purchaser Interests.................................................      6
         Section 2.7       Clean Up Call...............................................................      7
         Section 2.8       Demand for Payment of Demand Loans..........................................      7

ARTICLE III COMPANY FUNDING............................................................................      7

         Section 3.1       CP Costs....................................................................      7
         Section 3.2       CP Costs Payments...........................................................      7
         Section 3.3       Calculation of Conduit Costs................................................      7

ARTICLE IV FINANCIAL INSTITUTION FUNDING...............................................................      7

         Section 4.1       Financial Institution Funding...............................................      7
         Section 4.2       Calculation of Yield; Yield Payments........................................      8
         Section 4.3       Selection and Continuation of Tranche Periods...............................      8
         Section 4.4       Financial Institution Discount Rates........................................      8
         Section 4.5       Suspension of the LIBO Rate.................................................      9
         Section 4.6       Extension of Liquidity Termination Date.....................................      9

ARTICLE V REPRESENTATIONS AND WARRANTIES...............................................................     11

         Section 5.1       Representations and Warranties of the Seller Parties........................     11
         Section 5.2       Additional Representations and Warranties of Seller.........................     14
         Section 5.3       Financial Institution Representations and Warranties........................     15

ARTICLE VI CONDITIONS OF PURCHASES.....................................................................     16

         Section 6.1       Conditions Precedent to Initial Incremental Purchase........................     16
         Section 6.2       Conditions Precedent to All Incremental Purchases and Reinvestments.........     16

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

ARTICLE VII COVENANTS..................................................................................     17

         Section 7.1       Affirmative Covenants of the Seller Parties.................................     17
         Section 7.2       Negative Covenants of the Seller Parties....................................     25

ARTICLE VIII ADMINISTRATION AND COLLECTION.............................................................     26

         Section 8.1       Designation of Servicer.....................................................     26
         Section 8.2       Duties of Servicer..........................................................     27
         Section 8.3       Collection Notices..........................................................     28
         Section 8.4       Responsibilities of Seller..................................................     29
         Section 8.5       Reports.....................................................................     29
         Section 8.6       Servicing Fees..............................................................     29

ARTICLE IX AMORTIZATION EVENTS.........................................................................     29

         Section 9.1       Amortization Events.........................................................     29
         Section 9.2       Remedies....................................................................     32

ARTICLE X INDEMNIFICATION..............................................................................     33

         Section 10.1               Indemnities by the Seller Parties..................................     33
         Section 10.2               Increased Cost and Reduced Return..................................     35
         Section 10.3               Other Costs and Expenses...........................................     36

ARTICLE XI THE AGENT...................................................................................     37

         Section 11.1               Authorization and Action...........................................     37
         Section 11.2               Delegation of Duties...............................................     37
         Section 11.3               Exculpatory Provisions.............................................     37
         Section 11.4               Reliance by Agent..................................................     38
         Section 11.5               Non-Reliance on Agent and Other Purchasers.........................     38
         Section 11.6               Reimbursement and Indemnification..................................     38
         Section 11.7               Agent in its Individual Capacity...................................     38
         Section 11.8               Successor Agent....................................................     39

ARTICLE XII ASSIGNMENTS; PARTICIPATIONS................................................................     39

         Section 12.1               Assignments........................................................     39
         Section 12.2               Participations.....................................................     40

ARTICLE XIII MANAGING AGENTS...........................................................................     41

         Section 13.1               Managing Agents....................................................     41

ARTICLE XIV MISCELLANEOUS..............................................................................     41

         Section 14.1               Waivers and Amendments.............................................     41

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 14.2               Notices............................................................     42
         Section 14.3               Ratable Payments...................................................     43
         Section 14.4               Protection of Ownership Interests of the Purchasers................     43
         Section 14.5               Confidentiality....................................................     44
         Section 14.6               Bankruptcy Petition................................................     44
         Section 14.7               Limitation of Liability............................................     44
         Section 14.8               CHOICE OF LAW......................................................     44
         Section 14.9               CONSENT TO JURISDICTION............................................     45
         Section 14.10              WAIVER OF JURY TRIAL...............................................     45
         Section 14.11              Integration; Binding Effect; Survival of Terms.....................     45
         Section 14.12              Counterparts; Severability; Section References.....................     45
         Section 14.13              Bank One Roles.....................................................     46
         Section 14.14              Characterization...................................................     46
         Section 14.15              Allocation of Increases............................................     47
         Section 14.16              Confirmation and Ratification of Terms.............................     47
         Section 14.17              Excess Funds.......................................................     47

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                             Exhibits and Schedules

Exhibit I                  Definitions
Exhibit II                 Form of Purchase Notice
Exhibit III Places of Business; Jurisdictions of Organization and Chief Executive Offices; Locations of Records; Organizational Number(s); Federal Employer Identification Number(s); Other Names
Exhibit IV                 Names of Collection Banks; Collection Accounts
Exhibit V                  Form of Compliance Certificate
Exhibit VI                 Form of Collection Account Agreement
Exhibit VII                Form of Assignment Agreement
Exhibit VIII               Credit and Collection Policy
Exhibit IX                 Form of Contract(s)
Exhibit X                  Form of Monthly Report
Exhibit XI                 Form of Performance Guaranty
Exhibit XII                Form of Reduction Notice

Schedule A                 Commitments, Conduit Purchase Limits, Payment
                           Addresses, Related Financial Institutions and
                           Managing Agents
Schedule B                 Documents to be Delivered to the Agent and Scotia
Schedule C                 Notice Addresses

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         This Amended and Restated Receivables Purchase Agreement, dated as of May 21, 2004, is among Cardinal Health Funding LLC, a Nevada limited liability company ("Seller"), Griffin Capital, LLC, a Nevada limited liability company ("Griffin"), not in its individual capacity but solely as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement under the heading "Financial Institution" (together with their respective successors and assigns hereunder, the "Financial Institutions"), the entities listed on Schedule A to this Agreement under the heading "Conduit" (together with any of their respective successors and assigns hereunder, the "Conduits"), the entities listed on Schedule A to this Agreement under the heading "Managing Agents" (together with any of their respective successors and assigns hereunder, the "Managing Agents") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

         The Seller Parties, certain Financial Institutions, certain Conduits and the Agent are parties to that certain Receivables Purchase Agreement, dated as of June 29, 2000, as amended by the Omnibus Amendment, dated as of September 30, 2000, as further amended by the Amendment to the Receivables Purchase Agreement, dated as of June 12, 2001, as further amended by the Second Omnibus Amendment, dated as of March 29, 2002, as further amended by the Third Omnibus Amendment and Reaffirmation of Performance Guaranty, dated as of June 26, 2002, as further amended by the Amendment No. 4 to Receivables Purchase Agreement, dated as of December 20, 2002, and as further amended by the Omnibus Limited Waiver and Amendment No. 6 to Receivables Purchase Agreement, dated as of June 24, 2003 (such agreement, as so amended, the "Original Agreement").

         Liberty Street Funding Corp. (the "Scotia Conduit") desires to become a Conduit party to the Original Agreement, and The Bank of Nova Scotia ("Scotia") desires to become a Financial Institution and a Managing Agent party to the Original Agreement.

         Each of the parties hereto desires to increase the Purchase Limit under the Original Agreement from $250,000,000 to $500,000,000 and to increase the aggregate amount of the Commitments under the Original Agreement from $255,000,000 to $510,000,000.

         Seller has transferred and assigned pursuant to the Original Agreement, and desires to continue to transfer and assign Purchaser Interests to the Purchasers from time to time.

         Each Conduit may, in its absolute and sole discretion, purchase the Purchaser Interests from Seller from time to time.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         In the event that any Conduit declines to make any purchase, such Conduit's Related Financial Institution(s) will, at the request of Seller, purchase Purchaser Interests that such Conduit declined to purchase from time to time.

         Bank One has been requested and is willing to act as Agent on behalf of the Conduits and the Financial Institutions in accordance with the terms hereof.

         The parties hereto now desire to amend and restate the Original Agreement in its entirety to read as set forth herein.

                                    AGREEMENT

         Now therefore, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, subject to satisfaction of the conditions precedent set forth in Section 6.1, the Original Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                              PURCHASE ARRANGEMENTS

         Section 1.1 Purchase Facility.

                  (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers up to four times per calendar month. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct the Agent to purchase on behalf of such Conduit, or if any Conduit declines to purchase, the Agent will purchase, on behalf of such declining Conduit's Related Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time
(i) in the case of each Conduit, its Conduit Purchase Limit and (ii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

                  (b) Seller may, upon at least 10 Business Days' notice to the Agent and each Managing Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (ii) the aggregate of the Conduit Purchase Limits for all of the Conduits shall also be terminated in whole or reduced in part, ratably among the Conduits, by an amount equal to such termination or reduction in the Purchase Limit.

         Section 1.2 Increases. Seller will provide the Agent and each Managing Agent with at least two Business Days' prior notice in a form set forth as
Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 and shall be in integral multiples of $100,000 thereafter) and date of purchase and, in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Purchase Notice, the Agent will promptly notify the Bank One Conduit of such Purchase Notice, each Managing Agent will promptly notify the Conduit in such Managing Agent's Purchaser Group of such Purchase Notice and the Agent and each Managing Agent will identify the Conduits that agree to make the purchase. If any Conduit declines to make a proposed purchase, Seller may cancel the Purchase Notice as to all Purchasers or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interests, which such Conduit has declined to purchase, will be made by such declining Conduit's Related Financial Institutions in accordance with the rest of this Section 1.2. If the proposed Incremental Purchase or any portion thereof is to be made by any of the Financial Institutions, the Agent shall send notice of the proposed Incremental Purchase to the Bank One Conduit's Related Financial Institutions and/or the applicable Managing Agent shall send notice of the proposed Incremental Purchase to the Related Financial Institutions in such Managing Agent's Purchaser Group, as applicable, in each case concurrently by telecopier, telex or cable specifying (i) the date of such Incremental Purchase, which date must be at least one Business Day after such notice is received by the applicable Financial Institutions, (ii) each Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution's Purchaser Group are then purchasing and (iii) the requested Discount Rate and Tranche Period. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in
Article VI and the conditions set forth in this Section 1.2, the Conduits and/or the Financial Institutions, as applicable, will deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of a Conduit that has agreed to make such Incremental Purchase, such Conduit's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests of such Incremental Purchase or (ii) in the case of the Financial Institutions, each Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution's Purchaser Group are then purchasing. Each Financial Institution's obligation shall be several, such that the failure of any Financial Institution to make available to Seller any funds in connection with any purchase shall not relieve any other Financial Institution of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Financial Institution shall be responsible for the failure of any other Financial Institution to make funds available in connection with any purchase.

         Section 1.3 Decreases. Seller will provide the Agent and each Managing Agent with prior written notice substantially in the form of Exhibit XII (a "Reduction Notice") and in conformity with the Required Notice Period of any proposed reduction of Aggregate Capital on any Settlement Date from Collections and the Agent will promptly notify each Purchaser in the Bank One Conduit's Purchaser Group of such Reduction Notice after the Agent's receipt thereof and each Managing Agent will promptly notify each Purchaser in such Managing Agent's Purchaser Group of such Reduction Notice after such Managing Agent's receipt thereof. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and
(ii) the aggregate amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Conduits and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Conduits (ratably, based on their respective Pro Rata Shares), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution's Capital at such time to the aggregate Capital of all of the Financial

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Institutions at such time), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. Notwithstanding the foregoing, the Aggregate Reduction will not be made if the Amortization Date shall have occurred for any reason on or prior to the Proposed Reduction Date. Concurrently with any reduction of Aggregate Capital pursuant to this Section, Seller shall pay to the applicable Purchaser all Broken Funding Costs (if any) arising as a result of such reduction.

         Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Documents shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to such Purchaser at the "Payment Address" specified for such Purchaser on Schedule A or such other address specified in writing to each other party hereto. If such amounts are payable to the Agent, they shall be paid to the Agent at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent (on behalf of itself and/or any Purchaser) may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

         Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller will immediately pay to the Agent or relevant Purchaser or Purchasers, as applicable, when due, for the account of the Agent or the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in each Fee Letter (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable, if required, pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller will immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the benefit of the Agent and the Purchasers for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside (x) the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution, (y) Collections to be used to effect any Aggregate Reduction in accordance with Section 1.3 and (z) amounts necessary to pay Obligations due on the next succeeding Settlement Date and (ii) Seller hereby requests and, subject to Section 6.2, the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection and Deemed Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt (but giving effect to any ratable reduction thereof pursuant to application of an Aggregate Reduction). On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's or applicable Purchaser's account, no later than 11:00 a.m. (Chicago time), the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment to be applied as follows (if not previously paid in accordance with Section 2.1): first, to reduce unpaid Obligations, second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage, third, if applicable, to the Aggregate Capital of all Financial Institutions (other than any Terminating Financial Institutions), pro rata to the extent required to fund any Aggregate Reduction on such Settlement Date and fourth, the balance, if any, to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the Liquidity Termination Date that such Terminating Financial Institution did not consent to extend (as to such Terminating Financial Institution, the "Liquidity Provider Termination Date"), until such Terminating Financial Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

         Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer will set aside and hold in trust, for the holder of each Purchaser Interest, (a) the percentage evidenced by such Purchaser Interest of all Collections and Deemed Collections received on such day, (b) an additional amount of Collections and Deemed Collections for the payment of any Aggregate Unpaids owed by Seller and not previously paid by Seller in accordance with Section 2.1 and (c) to the extent not set aside and held in trust pursuant to the immediately preceding clause (b), an additional amount for the payment of any amounts payable pursuant to Article X owed by Seller and not previously paid by Seller in

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

accordance with Section 2.1. On and after the Amortization Date, the Servicer will, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's or applicable Purchaser's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

         Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer will distribute funds:

                  first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's, the Purchasers' and the Managing Agents' costs of collection and enforcement of this Agreement,

                  third, ratably to the payment of all accrued and unpaid fees under any Fee Letter, CP Costs and Yield,

                  fourth, (if applicable) to the ratable reduction of Aggregate Capital (without regard to any Termination Percentage),

                  fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

         Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

         Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller will remain obligated for the amount of any payment or application so rescinded, returned or refunded, and will promptly pay to the Agent or applicable Managing Agent(s) (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

         Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Purchaser Interests of the Purchasers exceeds 100%, Seller will pay to the Purchasers (ratably based on the ratio of each Purchaser's Capital at such time to the Aggregate Capital at such time) within one (1) Business Day an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

         Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to
Section 1.3, Seller shall have the right (after providing written notice to the Agent and each Managing Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the maximum Aggregate Capital outstanding at any time since the date hereof, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Agent.

         Section 2.8 Demand for Payment of Demand Loans. At any time when any Seller Party is required to make any payment hereunder and such Seller Party does not have sufficient funds to make such payment, Seller shall demand payment of the Demand Loans (or such portion of the Demand Loans as would be sufficient to make such payment) and remit the amount received as a result of such demand to the Servicer, the Purchasers or the Agent (as applicable) for disposition as provided herein.

                                   ARTICLE III
                                 COMPANY FUNDING

         Section 3.1 CP Costs. Seller will pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Conduits for each day that any Capital in respect of any such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Conduit and funded substantially with Pooled Commercial Paper.

         Section 3.2 CP Costs Payments. On each Settlement Date, Seller will pay to each Conduit an aggregate amount equal to all accrued and unpaid Conduit Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period in accordance with Article II.

         Section 3.3 Calculation of Conduit Costs. On each Determination Date, each Conduit will calculate the aggregate amount of its Conduit Costs for the applicable Accrual Period and will notify the Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

         Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent and the applicable Managing Agent(s) of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If any Purchaser Interest of any Conduit is assigned or transferred to, or funded by, any Related Financial Institution of such Conduit pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the assignee or transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Conduit's Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.3, 4.4 and 4.5.

         Section 4.2 Calculation of Yield; Yield Payments. On each Determination Date, each Financial Institution shall notify the Agent or its Managing Agent, as applicable (and the Agent and Managing Agents shall promptly notify Seller), of the aggregate amount of accrued and unpaid Yield owing in respect of such Financial Institution's Purchaser Interests which is to be paid on the next occurring Settlement Date. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller will pay to each Financial Institution an aggregate amount equal to all accrued and unpaid Yield for the entire Tranche Period of each Purchaser Interest funded by such Financial Institution in accordance with Article II.

         Section 4.3 Selection and Continuation of Tranche Periods. (a) With consultation from (and approval by) the Agent and the applicable Managing Agent, Seller will from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

                  (b) Seller, the Agent or the applicable Managing Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the last day of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on such last day, divide any such Purchaser Interest into multiple Purchaser Interests by subdividing the associated Capital for such Purchaser Interest into smaller amounts of Capital or combine any such Purchaser Interest with one or more other Purchaser Interests which either have a Terminating Tranche ending on such day or are newly created on such day by combining the associated Capital for such Purchaser Interests, provided, that in no event may a Purchaser Interest of any Purchaser be combined with a Purchaser Interest of any other Purchaser.

         Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

or the applicable Managing Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent or the applicable Managing Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof (or assigned or transferred to, or funded by, any Related Financial Institution pursuant to any Funding Agreement or to or by any other Person) shall be the Prime Rate.

         Section 4.5 Suspension of the LIBO Rate.

                  (a) If any Financial Institution notifies the Agent or its Managing Agent, as applicable, that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution's Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the Agent or such Managing Agent, as applicable, shall suspend the availability of the LIBO Rate for the Financial Institutions in such Financial Institution's Purchaser Group and require Seller to select the Prime Rate for any Purchaser Interest funded by the Financial Institutions in such Financial Institution's Purchaser Group accruing Yield at the LIBO Rate.

                  (b) If less than all of the Financial Institutions in such Financial Institution's Purchaser Group give a notice to the Agent or such Purchaser Group's Managing Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, the Conduit in such Financial Institution's Purchaser Group or the Agent or such Managing Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution in such Financial Institution's Purchaser Group or
(ii) another funding entity nominated by Seller or the Agent or such Managing Agent that is acceptable to the Conduit in such Financial Institution's Purchaser Group and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions in such Financial Institution's Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution's Purchaser Group, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

         Section 4.6 Extension of Liquidity Termination Date.

                  (a) Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Agent (each such notice an "Extension Notice") at least 60 days prior to the Liquidity Termination Date then in effect. After the Agent's receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice. Each Financial Institution may, in its sole discretion, by a revocable notice (a "Consent Notice") given to the Agent on or prior to the 30th

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the "Consent Period"), consent to such extension of such Liquidity Termination Date; provided, however, that, except as provided in Section 4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions: (i) notifies the Agent during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or wishes to revoke its prior Consent Notice or fails to respond to the Agent within the Consent Period is herein referred to as a "Non-Renewing Financial Institution"). If none of the events described in the foregoing clauses (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. The Agent shall promptly notify Seller of any Consent Notice or other notice received by the Agent pursuant to this Section 4.6(a).

                  (b) Upon receipt of notice from the Agent pursuant to Section 4.6(a) of any Non-Renewing Financial Institution or that the Liquidity Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to the Agent and the Conduit in such Non-Renewing Financial Institution's Purchaser Group the names of one or more institutions meeting the criteria set forth in
Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution. Provided the proffered name(s) are acceptable to the Agent and the Conduit in such Non-Renewing Financial Institution's Purchaser Group, the Agent shall notify the remaining Financial Institutions of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1 and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Financial Institution whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a "Terminating Financial Institution") and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Liquidity Termination Date shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Liquidity Provider Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution as of such date and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Conduit Purchase Limit of each Conduit shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Conduit's Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Liquidity Provider Termination Date applicable to such Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

longer be a "Financial Institution"; provided, however, that the provisions of
Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                  (c) Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a "Financial Institution"; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution prior to its termination as a Financial Institution.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, only as to itself and as applicable to it (on a several basis and not jointly), subject to the last paragraph of this Section 5.1, on and as of the date hereof, the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Limited Liability Company Existence and Power. Such Seller Party is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its limited liability company powers and authority and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its articles of organization or operating agreement (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ,

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Jurisdiction of Organization; Places of Business, etc.
Exhibit III correctly sets forth such Seller Party's legal name, jurisdiction of organization, Federal Employer's Identification Number and State Organizational Identification Number. The offices where such Seller Party keeps all of its Records are located at the address(es) listed on Exhibit III, or such other location of which the Agent and each Managing Agent have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 14.4(a) has been taken and completed. Seller is a Nevada limited liability company and is a "registered organization" (within the meaning of Section 9-102 of the UCC as in effect in the State of Nevada).

                  (i) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number or bank departmental number of each

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (j) Material Adverse Effect. (i) The initial Servicer represents and warrants that since March 31, 2000, no event has occurred that would have a material adverse effect on (x) the financial condition or operations of the initial Servicer and its Subsidiaries or (y) the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since June 29, 2000, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

                  (k) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (l) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (m) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent and each Managing Agent have been notified in accordance with Section 7.1(a)(vii).

                  (n) Eligible Receivables. Each Receivable included in the Net Receivable Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                  (o) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Notwithstanding anything contained in this Section 5.1, the representations and warranties of the Servicer set forth in Section 5.1(j)(i)(x) are only to be made
(i) as of the date of this Agreement, (ii) as of the date of any extension of the Liquidity Termination Date in accordance with the terms hereof and (iii) as of the date of any amendment, waiver or other modification of the terms hereof made in accordance with Section 14.1.

         Section 5.2 Additional Representations and Warranties of Seller. Seller hereby further represents and warrants to the Agent, the Managing Agents and the Purchasers, on and as of the date hereof, the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (b) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security, provided, however, that prior to the occurrence of an Amortization Event, Seller's interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement.

                  (c) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents, provided, that prior to the occurrence of an Amortization Event, the Agent's interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Collections and the Related Security, provided, that prior to the occurrence of an Amortization Event, Agent's interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement).

                  (d) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (e) Ownership of Seller. Griffin owns, directly or indirectly, 100% of the issued and outstanding membership or other equity interests of Seller, free and clear of any Adverse Claim. Such membership and equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller or any other equity interest in Seller.

                  (f) Payments to Griffin. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Griffin in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Griffin of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (g) Net Receivable Balance. Seller has determined that, immediately after giving effect to each purchase under the Original Agreement and each purchase hereunder, the Net Receivable Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (h) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         Section 5.3 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and to the Conduit and the Managing Agent in such Financial Institution's Purchaser Group that:

                  (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which any of its property is bound, or
(iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder, except that has already been received.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

         Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under, and the effectiveness of, this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent and each Managing Agent shall have received all fees and expenses required to be paid on or prior to the date hereof pursuant to the terms of this Agreement and each Fee Letter.

         Section 6.2 Conditions Precedent to All Incremental Purchases and Reinvestments. Each Incremental Purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment: (i) Servicer shall have delivered to the Agent and each Managing Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent and such Managing Agent, all Monthly Reports as and when due under Section 8.5 and (ii) upon the Agent's or any Managing Agent's request (and, notwithstanding the Agent's or any Managing Agent's failure to request, in the case of any Incremental Purchase to be made on any day other than a Settlement Date, Servicer shall have delivered to the Agent and such Managing Agent at least three (3) days prior to such Incremental Purchase or Reinvestment an Interim Monthly Report showing the amount of Receivables that are Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                  (i) the representations and warranties set forth in Section
5.1 and 5.2 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event or a Potential Amortization Event; and

                  (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                   ARTICLE VII
                                    COVENANTS

         Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, only as to itself and as applicable to it (on a several basis and not jointly), as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish or cause to be furnished to the Agent and each Managing Agent:

                           (i) Annual Reporting. Within 90 days after the close of each fiscal year of Performance Guarantor audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Performance Guarantor for such fiscal year certified in a manner reasonably acceptable to the Agent by independent public accountants reasonably acceptable to the Agent.

                           (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each fiscal year of Performance Guarantor, balance sheets of Performance Guarantor as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by Performance Guarantor's chief financial officer.

                           (iii) Compliance Certificate. Together with the documents required to be delivered pursuant to clauses (i) and (ii) above, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of Performance Guarantor.

                           (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Performance Guarantor copies of all financial statements, reports and proxy statements so furnished.

                           (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Performance Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission.

                           (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, any Managing Agent (so long as the Agent is copied on such communication) or any Purchaser (so long as each other Purchaser is copied on such communication), copies of the same.

                           (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice
         (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables, requesting the Agent's and each Managing Agent's consent thereto.

                           (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request (taking into consideration the burden and expense, if any, imposed upon such Seller Party) in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Agent and each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                           (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Servicer and its Subsidiaries exceeds $250,000; (2) the entry of any judgment or decree against Performance Guarantor if the aggregate amount of all judgments and decrees then outstanding against Performance Guarantor exceeds $25,000,000; and (3) the institution of any litigation, arbitration proceeding or governmental proceeding against Servicer or Performance Guarantor which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgement or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                           (iv) Termination Date. The occurrence of the
         "Termination Date" under and as defined in the Receivables Sale Agreement and the termination of any Griffin RPA in accordance with its terms or otherwise.

                           (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

                           (vi) Downgrade of Performance Guarantor. Any downgrade in the rating of any Indebtedness of Performance Guarantor by Standard and Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                           (vii) Amendment to Credit Agreement. Any amendment to or modification of the definition of Adjusted Tangible Net Worth, as such term is defined in the Cardinal 2004 Credit Agreement as in effect on the date hereof (including any such amendment or modification effected by or during the term of any replacement or successor agreement which extends the maturity date thereof) but without giving effect to any other amendments thereto.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Seller Party will furnish to the Agent and each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or each Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, subject to the penultimate sentence of this Section 7.1(d), permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (the procedures described in the foregoing clauses (i) and (ii) are referred to herein as an "Audit"). All such examinations

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

and visits shall be at the sole cost of such Seller Party; provided, however, that (i) for so long as no Amortization Event has occurred and is continuing and
(ii) the immediately preceding Audit was satisfactory to the Agent and each Managing Agent in all material respects, such cost shall be borne by such Seller Party not more than once per calendar year (although in no event shall the foregoing be construed to limit the Agent or its agents or representatives to one Audit during any calendar year period). The Agent will use its best efforts to notify the applicable Seller Party in the event that the costs and expenses to be incurred by the Agent in connection with any Audit are estimated to exceed $30,000.

                  (e) Keeping and Marking of Records and Books.

                           (i) Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Seller Party will, (A) on or prior to June 29, 2000, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent following the occurrence of an Amortization Event,
         (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Con tract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require Griffin to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will use commercially reasonable efforts to enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reason ably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (h) Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), provided, that prior to the occurrence of an Amortization Event, Seller's interest in the Related Security shall be perfected only to the extent that such Related Security is subject to
Article 9 of the UCC and such interest may be perfected by the filing of a financing statement; and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request), provided, that prior to the occurrence of an Amortization Event, the Agent's interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement.

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from each Cardinal Entity and their respective Affiliates. Therefore, from and after June 29, 2000, Seller will take all reason able steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Cardinal Entity and any Affiliates thereof and not just a division of any Cardinal Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                           (A) conduct its own business in its own name and
                  require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Cardinal Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                           (B) compensate all employees, consultants and agents
                  directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Cardinal Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Cardinal Entity or such Affiliate, as applicable on a basis that reflects

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  the services rendered to Seller and such Cardinal Entity or such Affiliate, as applicable;

                           (C) clearly identify its offices (by signage or
                  otherwise) as its offices and, if such office is located in the offices of any Cardinal Entity, Seller will lease such office at a fair market rent;

                           (D) have a separate telephone number, which will be
                  answered only in its name and separate stationery, invoices and checks in its own name;

                           (E) conduct all transactions with each Cardinal
                  Entity and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Cardinal Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (F) at all times have a Board of Managers consisting
                  of three members, at least one member of which is an Independent Manager;

                           (G) observe all corporate formalities as a distinct
                  entity, and ensure that (I) all limited liability company actions relating to (1) the dissolution or liquidation of Seller or (2) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Managers (including the Independent Manager) and (II) all limited liability company actions relating to the selection, maintenance or replacement of the Independent Manager are duly authorized in compliance with Seller's articles of organization and operating agreement;

                           (H) maintain Seller's books and records separate from
                  those of each Cardinal Entity and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Cardinal Entity and any Affiliate thereof;

                           (I) prepare its financial statements separately from
                  those of each Cardinal Entity and insure that any consolidated financial statements of any Cardinal Entity or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                           (J) except to the extent funds of Seller and Griffin
                  and funds of Seller and Cardinal may be commingled in connection with the performance by Griffin and Cardinal of their respective servicing obligations hereunder as Servicer and Permitted Sub-Servicer, respectively, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Cardinal Entity or any Affiliate thereof and only maintain bank accounts or other depository accounts to

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                           (K) pay all of Seller's operating expenses from
                  Seller's own assets (except for certain payments by any Cardinal Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                           (L) operate its business and activities such that: it
                  does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement (it being understood that Seller may make the Demand Loans to Cardinal pursuant to and in accordance with the terms of the Cash Management Agreement); and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Griffin thereunder for the purchase of Receivables from Griffin under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                           (M) maintain its limited liability company charter in
                  conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its articles of organization and operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                           (N) maintain the effectiveness of, and continue to
                  perform under the Receivables Sale Agreement, each Griffin RPA (as Griffin's assignee), the Cash Management Agreement and the Performance Guaranty, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, each Griffin RPA, the Cash Management Agreement or the Performance Guaranty, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach thereunder or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Required Financial Institutions;

                           (O) maintain its limited liability company
                  separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of,

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                           (P) maintain at all times the Required Capital Amount
                  (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or membership interest or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                           (Q) take such other actions as are necessary on its
                  part to ensure that the facts and assumptions set forth in the opinion issued by Latham & Watkins, as counsel for Seller, in connection with the closing or initial Incremental Purchase under the Original Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections.

                               (i) Such Seller Party will (A) instruct all
         Obligors to remit all Collections directly to a Lock-Box or a Direct Wire Account, (B) cause all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Lock-Box Account, (C) cause all Collections deposited or credited to a Direct Wire Account to be electronically swept or otherwise transferred to the CHF Account as soon as practicable and in any event within thirty (30) days of such Collections being deposited or credited to such Direct Wire Account and
         (D) cause each Lock-Box, Lock-Box Account and Direct Wire Account (other than the Existing Concentration Account) to be subject at all times to a Collection Account Agreement that is in full force and effect and (E) cause the Cash Management Agreement to be in full force and effect.

                               (ii) Such Seller Party will (A) instruct all
         Obligors to remit all Collections directly to a Lock-Box or Collection Account, (B) cause all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account, (C) cause each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect and (D) not, and will not permit any other Person, to remit, deposit, credit or otherwise transfer any funds other than Collections to any Lock-Box or Collection Account.

                               (iii) At all times, in the event any payments relating to Receivables are remitted directly to such Seller Party or any Affiliate of such Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Seller Party will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) (subject to the terms of this Agreement) of each Lock-Box Account and Collection Account and will not grant the right to take dominion

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. All Collections from time to time deposited to any Collection Account, shall be held in trust, for the exclusive benefit of the Agent and the Purchasers.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit, the Agent or any Financial Institution.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, commercial general liability insurance. The Agent, for the benefit of the Purchasers, shall be named on such insurance policies as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent a certificate of insurance evidencing such insurance. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to Seller's obligations hereunder.

                  (m) Payment to Griffin. With respect to any Receivable purchased by Seller from Griffin, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Griffin in respect of the purchase price for such Receivable.

         Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, only as to itself and as applicable to it (on a several basis and not jointly), that:

                  (a) Name Change, Jurisdiction of Organization, Offices, Records and Books of Accounts. Such Seller Party will not change its name, identity, corporate or other organizational structure or jurisdiction of organization (within the meaning of Section 9-503 or 9-507 of the UCC of all applicable jurisdictions) or relocate any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could materially adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), such Seller Party will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security (other than an Adverse Claim arising through or under an Obligor) or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Cardinal Entity.

                  (e) Net Receivable Balance. Seller will not permit the Net Receivable Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves at any time prior to the Amortization Date.

                  (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Griffin in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

         Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Griffin is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent (on behalf of the Purchasers) may, and at the direction of the Required Financial Institutions shall, at any time following the occurrence of a Collection Notice Event, by notice to Griffin and Seller designate any Person to succeed Griffin as Servicer or any successor Servicer.

                  (b) Without the prior written consent of the Agent and each Managing Agent, Griffin will not delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) an Originator (with respect to Receivables originated by such Originator), (iii)

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Cardinal, (iv) Cardinal West, Inc. a Nevada corporation and (v) with respect to certain Receivables that are Charged-Off Receivables, outside collection agencies in accordance with its customary practices (each, a "Permitted Sub-Servicer"). No Permitted Sub-Servicer will further delegate to any other Person, other than another Permitted Sub- Servicer, any of the duties or responsibilities of the Servicer delegated to it by Griffin. If the Agent shall, in accordance with this Agreement, designate as Servicer any Person other than Griffin, all duties and responsibilities theretofore delegated by Griffin to each Permitted Sub-Servicer may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Griffin and to Seller (and, at the Agent's discretion, any Permitted Sub-Servicer).

                  (c) Notwithstanding the foregoing subsection (b), (i) Griffin shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Griffin in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to (but may at their sole option) give notice, demand or other communication to any Person other than Griffin in order for communication to the Servicer and any of its Permitted Sub-Servicers with respect thereto to be accomplished. Griffin, at all times that it is the Servicer, shall be responsible for providing any Permitted Sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

         Section 8.2 Duties of Servicer. (a) The Servicer will take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will (i) prior to November 1, 2000, instruct all Obligors to remit all Collections directly to a Lock-Box or a Direct Wire Account and effect a Collection Account Agreement with each bank party to a Lock-Box Account or Direct Wire Account (other than the Existing Concentration Account)and (ii) on and after November 1, 2000, instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account and effect a Collection Account Agreement with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer will promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly will instruct all Obligors with respect to the Receivables to, remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer will not deposit or otherwise credit, and will not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (c) The Servicer will administer the Collections in accordance with the procedures described herein and in Article II. The Servicer will set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Article
II. The Servicer will, upon the request of the Agent, segregate, in a

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

manner reasonably acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable or restructure any Receivable into a Note Receivable and sell such Note Receivable and its Related Security on a non-recourse basis, as agent for and on behalf of Seller, to a third party (other than Griffin or any Originator), in each case, as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that (i) such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement and (ii) any such restructuring shall be subject to the following conditions: (A) no Amortization Event shall exist immediately before such restructuring or after giving effect thereto, (B) prior to such restructuring or concurrently therewith, Seller shall pay a Deemed Collection to the Agent in the amount of the Outstanding Balance of such Receivable and (C) Servicer shall identify the Receivable to be restructured to the Agent in writing. Upon and not until satisfaction of the conditions set forth in the foregoing clauses (A), (B) and
(C), any Receivable restructured into a Note Receivable shall cease to be a "Receivable" for any purposes hereunder and the lien of the Agent for the benefit of the Purchasers shall be automatically released without further action. Notwithstanding anything to the contrary contained herein, the Agent shall have the right, in its reasonable discretion, to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer will hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and will, upon the occurrence of a Collection Notice Event, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer will, as soon as practicable following receipt thereof, turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer will, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator, Griffin or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         Section 8.3 Collection Notices. The Agent is authorized at any time after the occurrence of a Collection Notice Event to date and to deliver to the Collection Banks the

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and sole "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled after the occurrence of a Collection Notice Event to (i) endorse Seller's name on checks and other instruments representing Collections,
(ii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller and (iii) designate any Person to succeed Griffin as Servicer and enforce the Receivables, the related Contracts and the Related Security.

         Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, Griffin, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

         Section 8.5 Reports. The Servicer will prepare and forward to the Agent and the Managing Agents (i) on the seventeenth (17th) calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day) and at such times as the Agent or the Required Financial Institutions shall request, a Monthly Report and (ii) at such times as the Agent or the Required Financial Institutions shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

         Section 8.6 Servicing Fees. In consideration of Griffin's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Griffin continues to perform as Servicer hereunder, Seller will pay over to Griffin on the 20th calendar day of each month, in arrears for the preceding Calculation Period (as defined in the Receivables Sale Agreement), a fee (the "Servicing Fee") equal to 1.00% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

         Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) (i) Any Seller Party shall fail (A) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for two (2) consecutive days after such Seller Party has actual knowledge of such failure or through the exercise of reasonable business diligence, should have known of such failure, or
(B) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(d)) and such failure shall continue

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

for five (5) consecutive Business Days after such Seller Party has actual knowledge of such failure or through the exercise of reasonable business diligence, should have known of such failure; or (ii) Cardinal shall fail to make any payment in respect of the Demand Loans, whether upon demand or otherwise.

                  (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                  (c) (i) Failure of Seller to pay any Indebtedness when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any Indebtedness of Seller was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                      (ii) Failure of Servicer to pay Indebtedness when due in excess of $250,000 (such Indebtedness being referred to hereinafter as "Material Indebtedness"); or the default by Servicer in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness of Servicer was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Servicer shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                      (iii) Failure of Performance Guarantor to pay any Performance Guarantor Material Indebtedness; or the default by Performance Guarantor in the performance of any term, provision or condition contained in any agreement under which any Performance Guarantor Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Performance Guarantor Material Indebtedness to cause, such Performance Guarantor Material Indebtedness to become due prior to its stated maturity; or any Performance Guarantor Material Indebted ness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                      (iv) Failure of any Originator to pay Indebtedness when due in excess of $5,000,000 (such Indebtedness being referred to hereinafter as "Originator Material Indebtedness"); or the default by any Originator in the performance of any term, provision or condition contained in any agreement under which any Originator Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Originator Material Indebtedness to cause, such Originator Material Indebtedness to become due prior to its stated maturity; or any Originator Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (d) (i) Any Seller Party, Performance Guarantor or any of their respective Subsidiaries shall generally not pay its debts as such debts become due; or (ii) any Seller Party, Performance Guarantor or any of their respective Subsidiaries shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or
(iii) any proceeding shall be instituted against Seller or by any Seller Party, Performance Guarantor or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iv) any Seller Party, Performance Guarantor or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i), (ii) or (iii) above in this subsection (d); or (v) any proceeding of the type described in clause (iii) of this subsection (d) shall be instituted against Servicer or Performance Guarantor and shall not be withdrawn, vacated or dismissed within 60 days after the commencement thereof.

                  (e) Seller shall fail to comply with the terms of Section 2.6.

                  (f) As at the end of any calendar month occurring after the date hereof, the Delinquency Ratio shall exceed 4.5% (it being understood and agreed that at no time shall the Financial Institutions have any obligation or commitment to extend the Liquidity Termination Date).

                  (g) As at the end of any calendar month:

                           (i) the Collections-to-Sales Ratio shall be less than 75%, or

                           (ii) the three-month rolling average
         Dilution-to-Sales Ratio shall exceed 5.25%.

                  (h) (i) A Change of Control shall occur with respect to any Seller Party; or (ii) a Change of Control shall occur with respect to Performance Guarantor and shall result in a Material Adverse Effect.

                  (i) (i) One or more final judgments for the payment of money shall be entered against Seller; or (ii) one or more final judgments for the payment of money shall be entered against Servicer or any Originator in excess of $250,000 on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution; or (iii) one or more final judgments for the payment of money shall be entered against Performance Guarantor in excess of $25,000,000 on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

                  (j) The Termination Date (as defined in the Receivables Sale Agreement) shall occur under the Receivables Sale Agreement; or Griffin shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (l) Any Griffin RPA shall terminate in accordance with its terms or otherwise; or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables (as defined in the applicable Griffin RPA) to Griffin under the applicable Griffin RPA.

                  (m) A default or event of default shall occur under the Cardinal 2003 Credit Agreement or the Cardinal 2004 Credit Agreement and, in any case, such default shall remain uncured beyond any applicable grace period.

                  (n) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Guaranty, or the Performance Guaranty shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

                  (o) a default or event of default shall occur under any Griffin RPA.

         Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the federal bankruptcy code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, (v) notify Obligors of the Purchasers' interest in the Receivables and (vi) make demand on Cardinal for payment of the Demand Loans. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent, any Managing Agent, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Managing Agent, each Funding Source, each Purchaser and their respective Affiliates, assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any purchase hereunder, or the acquisition, funding or ownership either directly or indirectly, by a Purchaser or a Funding Source of a Purchaser Interest or of an interest in the Receivables, or any Receivable or any Contract or any Related Security, or any action of any Seller Party or any Affiliate of any Seller Party, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                           (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                           (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                           (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller will indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                           (i) any representation or warranty made by any Seller Party or any Cardinal Entity (or any officers of any such Person) under or in connection with this

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, that shall have been false or incorrect when made or deemed made;

                           (ii) the failure by any Seller Party or any Cardinal Entity to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Seller or any Cardinal Entity to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of any Seller Party or any Cardinal Entity to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, (A) a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms and/or (B) a claim that the sale or other assignment of all or any part of the applicable Originator's (or any of its assignees') rights under the related Contract violates any anti-assignment clause contained therein), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi) the commingling of Collections of Receivables at any time with other funds;

                           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or Reinvestment, the owner ship of the Purchaser Interests or any other investigation, litigation or proceeding relating to any Seller Party or any Cardinal Entity in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) any Amortization Event described in Section 9.1(d);

                           (x) any failure of Griffin to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         respect thereto from the applicable Originator, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted hereunder); or any failure of Griffin to give reasonably equivalent value to any Originator under any Griffin RPA in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xi) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Griffin, free and clear of any Adverse Claim (other than any Ad verse Claim created or permitted hereunder); or any failure of Seller to give reasonably equivalent value to Griffin under the Receivables Sale Agreement in consideration of the transfer by Griffin of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xii) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                           (xiii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                           (xiv) any action or omission by any Seller Party or any Cardinal Entity which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                           (xv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                           (xvi) any inability of the Agent or any Purchaser to review any Contract or to exercise its rights under any Contract or this Agreement as a result of a confidentiality provision in any such Contract.

         Section 10.2 Increased Cost and Reduced Return. If after June 29, 2000 with respect to any Funding Source relating to the Bank One Conduit, or after the date hereof with respect to any other Funding Source, any such Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board ("FASB"), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

compliance with any request or directive (whether or not having the force of law) of any such authority or agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller will pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction, provided, however, that such fee, expense or increased cost is applicable generally to the class of institutions of which such Funding Source is a member. For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of any Conduit or Seller with the assets and liabilities of the Agent, any Managing Agent, any Financial Institution or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section 10.2.

         Section 10.3 Other Costs and Expenses. Subject to any written agreement between the Agent or a Purchaser, on the one hand, and Seller, on the other hand, to the contrary, Seller will pay to the Agent, each Managing Agent and each Purchaser on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for each Purchaser, each Managing Agent and the Agent (which such counsel may be employees of any Purchaser, any Managing Agent or the Agent) with respect thereto and with respect to advising any Purchaser, any Managing Agent and the Agent as to their respective rights and remedies under this Agreement. Seller will pay to the Agent, each Managing Agent and each Purchaser on demand any and all costs and expenses of the Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   ARTICLE XI
                                    THE AGENT

         Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing or continuation statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

         Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

         Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

         Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

         Section 11.6 Reimbursement and Indemnification. Each Financial Institution and each Managing Agent agrees to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably based on the ratio of each such indemnifying Financial Institution's commitment to the aggregate Commitment (or, in the case of an indemnifying Managing Agent, ratably based on the Commitment(s) of each Financial Institution in such Managing Agent's Purchaser Group to the aggregate Commitment), to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

         Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Related Financial Institution," "Financial Institutions," "Purchasers," and "Related Financial Institutions" shall include the Agent in its individual capacity.

         Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers and with the consent of Seller (such consent not to be unreason ably withheld), and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) and with the consent of Seller (such consent not to be unreasonably withheld), resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers and the Managing Agents a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and
Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

         Section 12.1 Assignments. (a) Seller, the Agent, each Managing Agent and each Financial Institution hereby agree and consent to the complete or partial assignment by any Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of any Conduit of this Agreement or of all or any of the Purchaser Interests of any Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to and included such party (provided that (i) the Purchaser Interests of any such assignee that is a Conduit or a commercial paper conduit shall accrue CP Costs based on such Conduit's Conduit Costs or on such commercial paper conduit's cost of funds, respectively, and (ii) the Purchaser Interests of any other such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Financial Institution may at any time and from time to time, upon notice to the Agent and Seller, assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Conduit in such selling Financial Institution's Purchaser Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc., (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit in such selling Financial Institution's Purchaser Group, an enforceability opinion in form and substance satisfactory to the Agent and such Conduit, and (iii) be approved by Seller, provided that no such approval shall be required (A) in the case of an assignment by an Affected Financial Institution pursuant to Section 12.1(c) or (B) in the event that Seller does not approve of the proposed Purchasing Financial Institution and Seller, the Agent, such Conduit and the selling Financial Institution fail to agree on an alternative funding entity within 15 days after the selling Financial Institution gives notice pursuant to this Section 12.1(b) of the proposed assignment. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder (including, without limitation, the applicable obligations of a Related Financial Institution) to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the Managing Agents or the Agent shall be required.

                  (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of the Conduit in such Affected Financial Institution's Purchaser Group or the applicable Agent or Managing Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution's Purchaser Group or (y) another funding entity nominated by the Agent or such Managing Agent and acceptable to the Conduit in such Affected Financial Institution's Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Capital and Yield owing to the Financial Institutions in such Affected Financial Institution's Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Affected Financial Institution's Purchaser Group.

         Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution's Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, each Conduit, each Managing Agent and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII
                                 MANAGING AGENTS

         Section 13.1 Managing Agents. Each Purchaser Group (other than the Bank One Conduit's Purchaser Group) shall designate a "Managing Agent" hereunder, which Managing Agent shall become a party to this Agreement. Unless otherwise notified in writing to the contrary by the applicable Purchaser, the Agent and the Seller Parties shall provide all notices and payments specified to be made by the Agent or any Seller Party to a Purchaser hereunder to such Purchaser's Managing Agent, if any, for the benefit of such Purchaser, instead of to such Purchaser. Each Managing Agent may perform any of the obligations of, or exercise any of the rights of, any member of its Purchaser Group and such performance or exercise shall constitute performance of the obligations of, or exercise of the rights of, such member hereunder. Each member of each of the Scotia Conduit's Purchaser Group hereby designates Scotia, and Scotia hereby agrees to perform the duties and obligations of, such Purchaser Group's Managing Agent.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of any party to this Agreement in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that with respect to any material modification or waiver, the Rating Agencies then rating the Commercial Paper notes of the Scotia Conduit shall have confirmed that the ratings of the Commercial Paper notes of the Scotia Conduit will not be downgraded or withdrawn as a result of such modification or waiver; and provided, further, that no such modification or waiver shall:

                           (i) without the consent of each affected Purchaser,
         (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share, any Conduit's Pro Rata Share, any Financial Institution's Commitment or any Conduit's Conduit Purchase Limit (other than, to the extent applicable, pursuant to Section 4.6 or

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         the terms of any Funding Agreement), (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this
         Section 14.1(b) or Section 4.6 or Section 14.6, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," "Dilution Reserve," or "Servicing Reserve," (H) release or terminate the Performance Guaranty or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                           (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, the Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and each Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller and provided further, in the case of material amendments, that the Rating Agencies then rating the Commercial Paper notes of the Scotia Conduit shall have confirmed that the ratings of the Commercial Paper notes of the Scotia Conduit will not be downgraded or withdrawn as a result of such amendments. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Agent.

         Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule C or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes (i) the Agent and the Purchasers to effect purchases and (ii) the Agent or applicable Managing Agent to effect Tranche Period and Discount Rate selections, in each case, based on telephonic notices made by any Person whom the Agent or applicable Managing Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent and each applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or applicable Purchaser, the records of the Agent or applicable Managing Agent shall govern absent manifest error.

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 14.4 Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, Seller will, upon the request of the Agent, file (or authorize the Agent to file) such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interest. At any time after the occurrence of a Collection Notice Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee; it being understood that the Agent shall only exercise such right after the occurrence of a Collection Notice Event notwithstanding that the terms of the Receivables Sale Agreement provide that Seller (or its assign) may notify Obligors at any time. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize on behalf of such Seller Party as debtor and to file financing statements or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

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                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 14.5 Confidentiality (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, any Managing Agent, the Financial Institutions or Conduits by each other, (ii) by the Agent, any Managing Agent or the Purchasers to any prospective or actual assignee or participant of any of them, provided, that such assignee or participant agrees to be bound by the terms of this Section 14.5 and (iii) by the Agent, any Managing Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One or any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         Section 14.6 Bankruptcy Petition. Seller, the Servicer, each Managing Agent, the Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit or any Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, the Agent, any Managing Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Conduit, the Agent, any Managing Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHI CAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT
EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVO CABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 14.11 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5, 14.6 and 14.17 shall be continuing and shall survive any termination of this Agreement.

         Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts,

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         Section 14.13 Bank One Roles. In addition to its role as Agent pursuant to Article XI, each of the Purchasers and Managing Agents acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for the Bank One Conduit or any Financial Institution in the Bank One Conduit's Purchaser Group,
(ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the Bank One Conduit or any Financial Institution in the Bank One Conduit's Purchaser Group (collectively, the "Bank One Roles"). Without limiting the generality of this
Section 14.13, each Purchaser and each Managing Agent hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the Bank One Conduit.

         Section 14.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest by Seller hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Managing Agent and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, the Agent, any Managing Agent or any assignee of any of the foregoing of any obligation of Seller or any Cardinal Entity or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Cardinal Entity.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, all Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. After an Amortization Event, the Agent, the Managing Agents and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 14.15 Allocation of Increases. The parties hereto hereby allocate the aggregate increase of the Purchase Limit of $250,000,000 among the Financial Institutions as follows: $75,000,000 to Bank One and $175,000,000 to Scotia. The parties hereto hereby allocate the increase of the aggregate amount of the Commitments such that the Commitment of Scotia and the Commitment of Bank One shall be in the applicable amount set forth on Schedule A.

         Section 14.16 Confirmation and Ratification of Terms.

                  (a) Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.

                  (b) The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Original Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                  (c) The effect of this Agreement is to amend and restate the Original Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Agent or any Purchaser existed in the Original Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after June 29, 2000. This Agreement is not a novation.

                  (d) The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Original Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

                  (e) The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Original Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

         Section 14.17 Excess Funds. Each of Seller, the Servicer, each Purchaser, each Managing Agent and the Agent agrees that each Conduit shall be liable for any claims that such party may have against such Conduit only to the extent that such Conduit has funds in excess of those funds necessary to pay matured and maturing Commercial Paper and to the extent such excess funds are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims against any Conduit shall be subordinate to the claims against such Conduit of the holders of Commercial Paper and any Person providing liquidity support to such Conduit.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                            [SIGNATURE PAGES FOLLOW]

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                   CARDINAL HEALTH FUNDING, LLC, as Seller

                                   By: /s/ Ali Rizvi
                                       ------------------------------------
                                   Name: Ali Rizvi
                                   Title: President

                                   GRIFFIN CAPITAL, LLC, as Servicer

                                   By: /s/ Wayne Jeu
                                       ------------------------------------
                                   Name: Wayne Jeu
                                   Title: President

                                   PREFERRED RECEIVABLES FUNDING
                                   CORPORATION, as a Conduit

                                   By: /s/ Sherri Gerner
                                       ------------------------------------
                                   Name: Sherri Gerner
                                   Title: Authorized Signer

                                   BANK ONE, NA (MAIN OFFICE CHICAGO),
                                   as a Financial Institution and as Agent

                                   By: /s/ Sherri Gerner
                                       ------------------------------------
                                   Name: Sherri Gerner
                                   Title: Director, Capital Markets

                                   LIBERTY STREET FUNDING CORP., as a Conduit

                                   By: /s/ Kevin P. Burns
                                       ------------------------------------
                                   Name: Kevin P. Burns
                                   Title: Vice President

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                              THE BANK OF NOVA SCOTIA,
                              as a Financial Institution and as a Managing Agent

                              By: /s/ Michael Eden
                                  ------------------------------------
                              Name: Michael Eden
                              Title: Director

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder with respect to the Scotia Conduit means the period from (and including) the date hereof to (and including) May 31, 2004.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Financial Institution" has the meaning specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Aggregate Capital" means on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

         "Aggregate Reduction" has the meaning specified in Section 1.3.

         "Aggregate Reserves" means, on any date of determination, the sum of the Dilution Reserve, the Loss Reserve and the Servicing Reserve.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid Aggregate Capital and all unpaid Obligations (whether due or accrued) at such time.

         "Agreement" means this Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

         "Amortization Date" means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in
Section 9.1(d), (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) the date that is 30 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement and (iv) the Facility Termination Date.

         "Amortization Event" has the meaning specified in Article IX.

                                    Exh. I-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Applicable Margin" means, with respect to any Incremental Purchase made by the Financial Institutions, a per annum rate equal to (i) [***]% for the first 60 days occurring after such Incremental Purchase or purchase and (ii) [***]% at all times thereafter.

         "Assignment Agreement" has the meaning set forth in Section 12.1(b).

         "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

         "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

         "Bank One Conduit" means Preferred Receivables Funding Corporation and its successors.

         "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned, transferred or funded pursuant to a Funding Agreement or otherwise transferred or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Managing Agent or the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Brokerage Receivable" means all rights to payment now or hereafter owed to any Originator for goods sold or services performed through such Originator's brokerage division, which receivable is designated with company code "20" on such Originator's AR 2000 accounting system.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                                    Exh. I-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or any Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

         "Cardinal" means Cardinal Health, Inc., an Ohio corporation.

         "Cardinal Entity" means each of Cardinal, Griffin and each Originator.

         "Cardinal 2003 Credit Agreement" means that certain Cardinal Health, Inc. Five- Year Credit Agreement, dated as of March 27, 2003, originally among the "Subsidiary Borrowers" (as defined therein) party thereto, the lenders party thereto and Bank One, NA, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

         "Cardinal 2004 Credit Agreement" means that certain Cardinal Health, Inc. 2004 Five-Year Credit Agreement, dated as of March 23, 2004, among the "Subsidiary Borrowers" (as defined therein) party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

         "Cash Management Agreement" means that certain Amended and Restated Cash Management Agreement, dated as of May 21, 2004, by and among Cardinal, Griffin, Seller, each Originator and Cardinal Health 2, Inc., a Nevada corporation, formerly known as The Griffin Group, Inc., as administrator.

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Performance Guarantor or (ii) Performance Guarantor shall cease to own or control, directly or indirectly, 100% of the outstanding shares of voting stock of Seller, Griffin or any Originator.

         "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible or (iv) which has been identified by Seller as uncollectible.

         "CHF Account" means a depositary account maintained in the name of Seller that is subject to a Collection Account Agreement.

         "Collection Account" means each concentration account, depositary account, lock- box account or similar account in which any Collections are collected or deposited, including, without limitation, the CHF Account, the Facility Account and any account established for the

                                    Exh. I-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

purposes of receiving Collections which are paid by automated clearing house
(ACH) or wire transfer.

         "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among the applicable Originator or Griffin and Seller, the Agent and a Collection Bank, as such agreement has been amended, restated, supplemented or otherwise modified from time to time.

         "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

         "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

         "Collection Notice Event" means (a) the occurrence of any Potential Amortization Event under Section 9.1(d), (b) the occurrence with respect to Servicer or Performance Guarantor of any event of the type described in Section 9.1(d), but without regard to the 60 day grace period included in the last clause thereof, (c) the occurrence of any Amortization Event or (d) the occurrence of a Material Adverse Effect (as such term is defined herein, in the Receivables Sale Agreement or in any Griffin RPA).

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all principal payments, yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Receivable and all amounts received as payments in respect of the Demand Loans.

         "Collections-to-Sales Ratio" means, as of the last day of any calendar month, the ratio (expressed as a percentage) of (i) the aggregate amount of Collections during such month, divided by (ii) the aggregate gross sales of the Originators during such month.

         "Commercial Paper" means promissory notes of any Conduit issued by such Conduit in the commercial paper market.

         "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller to the extent that the Conduit in its Purchaser Group declines to purchase such Purchaser Interests, in an amount not to exceed, (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

         "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments, divided by 102% minus (b) the Aggregate Capital at such time.

                                    Exh. I-4

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Concentration Limit" means, at any time, for any Obligor, three percent (3%) of the aggregate Outstanding Balance of all Receivables that are Eligible Receivables, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that the Rating Agencies then rating the Commercial Paper notes of the Scotia Conduit shall have confirmed that the ratings of the Commercial Paper notes of the Scotia Conduit will not be downgraded or withdrawn as a result of any designation by the Agent of any new Obligor subject to a Special Concentration Limit or any increase by the Agent of an existing Special Concentration Limit percentage; and provided, further, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Agent or any Managing Agent may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit. The following Special Concentration Limits have been established by the Agent for the following Obligors:

                               SPECIAL CONCENTRATION LIMIT
                       (% OF THE AGGREGATE OUTSTANDING BALANCE OF
OBLIGOR                           ELIGIBLE RECEIVABLES)
- -------                ------------------------------------------
 [***]                                     7%
 [***]                                     5%
 [***]                                     4%
 [***]                                     9%

         "Conduit" has the meaning set forth in the preamble to this Agreement.

         "Conduit Costs" means for each day with respect to Purchaser Interests of any Conduit, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd- lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase (i) during any period of time determined by the Agent or any Managing Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase or (ii) for which Seller requests a specific maturity of Commercial Paper that shall result in CP Costs related solely to such Commercial Paper, the Capital associated with any such Incremental Purchase may, during such period, at the option of the Agent or such Managing Agent, be deemed to be funded by Conduit in a special pool for purposes of determining such CP Costs applicable only to such

                                    Exh. I-5

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

special pool and charged each day during such period against such Capital, provided, that, during the term of this Agreement, there may be only one special pool outstanding at each Conduit at any one time.

         "Conduit Purchase Limit" means, for each Conduit, the purchase limit of such Conduit with respect to the purchase of Purchaser Interests from Seller, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Conduit's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including Section 4.6(b)) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

         "Consent Notice" has the meaning set forth in Section 4.6(a).

         "Consent Period" has the meaning set forth in Section 4.6(a).

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

         "CP Costs" means, for each day, the aggregate discount or yield accrued with respect to the Purchaser Interests of each respective Conduit as determined in accordance with the definition of "Conduit Costs."

         "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date of the Original Agreement and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

         "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time
(i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of defective or rejected goods or services, any discount or any negative adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable or
(iii) any Receivable is restructured into a Note Receivable.

                                    Exh. I-6

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of
(i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

         "Default Ratio" means, for any calendar month, an amount (expressed as a percent age) equal to (i) the sum of (A) the aggregate Outstanding Balance of all Defaulted Receivables as of the last day of such calendar month and (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such calendar month divided by (ii) the aggregate gross sales of the Originators during the calendar month three calendar months prior to such calendar month.

         "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original invoice due date for such payment as set forth on the invoice or otherwise.

         "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time, calculated on a three-month rolling average basis.

         "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original invoice due date for such payment.

         "Demand Loan" means a loan of Collections made by Seller to Cardinal pursuant to and in accordance with the terms of the Cash Management Agreement, which loan is payable on demand, together with accrued and unpaid interest thereon.

         "Designated Obligor" means each of [***], [***] and each other Obligor indicated by the Agent to Seller in writing.

         "Determination Date" means the 5th Business Day immediately preceding each Settlement Date.

         "Dilution Adjustment Percentage" means, as of the last day of any calendar month, a percentage equal to 7.000%.

         "Dilution Horizon Ratio" means, as of the last day of any calendar month, a percentage equal to (i) the aggregate gross sales of the Originators during the calendar month then most recently ended divided by (ii) the Outstanding Balance of all Receivables as to which any payment or part thereof remains unpaid for no more than 60 days from the original due date for such payment as of the last day of the most recently ended calendar month.

         "Dilution Percentage" means as of the last day of any calendar month, a percentage equal to the following:

                                    Exh. I-7

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  [[2.0 x ED] +[ (DS - ED) x DS ]] x DHR
                                             --
                                             ED

                  where:

                  ED       =        the Expected Dilution Ratio at such time
                  DS       =        the Dilution Spike Ratio at such time
                  DHR      =        the Dilution Horizon Ratio at such time

         "Dilution-to-Sales Ratio" means, at any time, a percentage equal to (i) the aggregate amount of Dilutions which occurred during the month then most recently ended, divided by (ii) the aggregate gross sales of the Originators during the month one month prior to such month, calculated on a monthly basis.

         "Dilution Reserve" means, on any date, an amount equal to the Net Dilution Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

         "Dilution Spike Ratio" means, as of the last day of any calendar month, the highest monthly Dilution-to-Sales Ratio calculated as of the last day of each of the twelve calendar months then most recently ended.

         "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

         "Direct Wire Account" means each of (i) Cardinal's account no. [***] maintained at [***], (ii) Servicer's account no. [***] maintained at [***] and
(iii) the Existing Concentration Account.

         "Discount Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

         "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Obligor of which (A) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, (B) is not an Affiliate of any of the parties hereto and
         (C) is not a Designated Obligor,

                  (ii) the Obligor of which is not the Obligor of (i) any Charged-Off Receivable or (ii) Receivables more than 30% of which are Delinquent Receivables or (iii) any Note Receivable that was structured as a Note Receivable for credit reasons,

                  (iii) which is not a Charged-Off Receivable, a Delinquent Receivable or a Legal Receivable,

                                    Exh. I-8

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (iv) which arises under a Contract that requires payment in full of such Receivable within 45 days of the original invoice date therefor; provided, however, that a Medium Term Receivable that is otherwise an "Eligible Receivable" but for this clause (iv), shall be an Eligible Receivable notwithstanding this clause (iv) if the Outstanding Balance of such Medium Term Receivable when added to the Outstanding Balance of all other Medium Term Receivables does not exceed 5% of the aggregate Outstanding Balance of all Receivables,

                  (v) which has not had its payment terms extended for credit reasons or otherwise been restructured for credit reasons,

                  (vi) which is an "account" or "general intangible" within the meaning of the UCC of all applicable jurisdictions or "chattel paper" within the meaning of the UCC of all applicable jurisdictions and which is not evidenced, in whole or in part, by any note, draft or other "instrument" or "document" within the meaning of Article 9 of the UCC,

                  (vii) which is denominated and payable only in United States dollars in the United States,

                  (viii) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor by the applicable Originator and its assignees, subject to no offset, counterclaim or other defense,

                  (ix) as to which all right, title and interest thereto and therein has been validly transferred by the applicable Originator directly to Griffin under and in accordance with the applicable Griffin RPA and by Griffin directly to Seller under and in accordance with the Receivables Sale Agreement, and as to which Seller has good and marketable title thereto free and clear of any Adverse Claim,

                  (x) which arises under a Contract that contains an obligation to pay a specified sum of money and as to which the applicable Originator has performed all obligations due or to become due from it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                  (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                  (xii) which satisfies all applicable requirements of the Credit and Collection Policy,

                  (xiii) which was generated in the ordinary course of the applicable Originator's business,

                                    Exh. I-9

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (xiv) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

                  (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract or in compliance with the applicable Originator's returned goods policy as in effect on the date hereof),

                  (xvi) the inclusion of which as an Eligible Receivable does not result in the aggregate Outstanding Balance of all Receivables having an Obligor that is a government or a governmental subdivision or agency exceeding five percent (5%) of the aggregate Outstanding Balance of all Receivables,

                  (xvii) the inclusion of which as an Eligible Receivable does not result in the aggregate Outstanding Balance of all Trade Show Receivables with terms of up to six (6) months exceeding two percent (2%) of the aggregate Outstanding Balance of all Receivables,

                  (xviii) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

                  (xix) which does not constitute proceeds of any inventory that was pledged to any Person and

                  (xx) which does not represent Finance Charges.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excluded Receivable" means (i) a Note Receivable that has been sold to National City Bank prior to the date hereof pursuant to that certain Purchase and Sale Agreement, dated as of March 25, 1994, among Cardinal, the Originators, National City Bank and certain other parties named therein, as modified by that certain Modification of Purchase and Sale Agreement dated as of June 29, 1998,
(ii) a Brokerage Receivable and (iii) a Greensboro Receivable.

         "Existing Concentration Account" means account no. [***] maintained by Cardinal at [***].

         "Expected Dilution Ratio" means, as of the last day of any calendar month, the average Dilution-to-Sales Ratio in respect of the twelve months then most recently ended.

                                   Exh. I-10

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Extension Notice" has the meaning set forth in Section 4.6(a).

         "Facility Account" means Seller's Account No. [***].

         "Facility Termination Date" means the earliest of (i) the Amortization Date and (ii) the Liquidity Termination Date.

         "FASB" has the meaning set forth in Section 10.2.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means each of (i) the amended and restated letter agreement, dated as of May 21, 2004 among Seller, the Bank One Conduit and the Agent, as it may be amended or modified and in effect from time to time and (ii) the letter agreement, dated as of May 21, 2004, among Seller, the Scotia Conduit and Scotia, as it may be amended or modified and in effect from time to time.

         "Finance Charges" means, with respect to a Contract, any finance, interest, discount, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit a Conduit.

         "Funding Source" means with respect to any Conduit (i) such Conduit's Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit.

         "Greensboro Receivable" means all rights to payment now or hereafter owed to the Originator, Cardinal Health 110, Inc., a Delaware corporation, formerly known as Whitmire Distribution Corporation, for goods sold or services performed through its Greensboro, North Carolina distribution center, which receivable is designated with company code "56" on such Originator's AR 2000 accounting system.

         "Griffin" means Griffin Capital, LLC, a Nevada limited liability company.

         "Griffin RPA" means each of (i) that certain Second Amended and Restated Receivables Purchase and Sale Agreement, dated as of May 21, 2004, by and between Griffin and Cardinal Health 110, Inc., a Delaware corporation, formerly known as Whitmire Distribution Corporation,

                                   Exh. I-11

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

and as successor by merger to Cardinal Syracuse, Inc., a New York corporation, and Ohio Valley-Clarksburg, Inc., a Delaware corporation, and (ii) that certain Second Amended and Restated Receivables Purchase and Sale Agreement, dated as of May 21, 2004, by and between Griffin and Cardinal Health 106, Inc., a Massachusetts corporation, formerly known as James W. Daly, Inc., as each of the foregoing may be further amended, restated or otherwise modified from time to time.

         "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Independent Manager" shall mean a member of the Board of Managers of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, manager, member employee or affiliate of Seller, any Cardinal Entity, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of the outstanding membership or other equity interests of Seller, any Cardinal Entity, or any of their respective Subsidiaries or Affiliates, having general voting rights.

         "Interim Monthly Report" means a report, substantially in the form of
Exhibit XIII (appropriately completed), furnished by Servicer pursuant to
Section 6.2.

         "Legal Receivable" means a Receivable that is the subject of an action, suit or proceeding before any governmental authority or arbitrator or as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor).

         "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the

                                   Exh. I-12

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period, plus (ii) the Applicable Margin. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

         "Liquidity Provider Termination Date" has the meaning set forth in
Section 2.2.

         "Liquidity Termination Date" means May 20, 2005.

         "Lock-Box" means a locked postal box or departmental box located at a bank, in each case, maintained by Griffin in its capacity as Servicer or any Permitted Sub-Servicer with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.

         "Lock-Box Account" means each deposit account that is associated with each Lock- Box.

         "Loss Horizon Ratio" means as of any date, an amount (expressed as a percentage) equal to (i) the aggregate gross sales of the Originators during the three most recently ended calendar months divided by (ii) the Outstanding Balance of all Receivables as to which any payment or part thereof remains unpaid for no more than 60 days from the original due date for such payment as of the last day of the most recently ended month.

         "Loss Percentage" means, at any time, a percentage equal to the greater of (i) 2.25 multiplied by the Loss Ratio multiplied by the Loss Horizon Ratio or
(ii) 9%.

         "Loss Ratio" means, on any date, the greatest three-month average Default Ratio as calculated for each of the 12 most recently ended calendar months.

         "Loss Reserve" means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

         "Managing Agent" has the meaning set forth in the preamble to this Agreement.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or Performance Guarantor to perform its obligations under the Performance Guaranty, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                                   Exh. I-13

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Medium Term Receivable" means a Receivable that arises under a Contract that requires payment in full of such Receivable within 90 days of the original invoice therefor.

         "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent and each Managing Agent pursuant to Section 8.5.

         "Net Dilution Percentage" means, the greater of (i) the difference between the Dilution Percentage and the Dilution Adjustment Percentage, and (ii) 10%.

         "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Receivables that are Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Receivables that are Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

         "Non-Renewing Financial Institution" has the meaning set forth in
Section 4.6(a).

         "Note Receivable" means a Receivable that is evidenced, in whole or in part, by any note, draft or other "instrument" or "document" within the meaning of Article 9 of the UCC.

         "Obligations" shall have the meaning set forth in Section 2.1.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.

         "Original Agreement" has the meaning set forth in the Preliminary Statements to this Agreement.

         "Originator" means each of (i) Cardinal Health 106, Inc., a Massachusetts corporation, formerly known as James W. Daly, Inc., and (ii) Cardinal Health 110, Inc., a Delaware corporation, formerly known as Whitmire Distribution Corporation, and as successor by merger to each of Cardinal Syracuse, Inc., a New York corporation, and Ohio Valley- Clarksburg, Inc., a Delaware corporation, each in its capacity as seller under the applicable Griffin RPA.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

         "Participant" has the meaning set forth in Section 12.2.

         "Performance Guarantor" means Cardinal.

         "Performance Guarantor Material Indebtedness" means any Indebtedness of Performance Guarantor in an amount in excess of 2% of Adjusted Tangible Net Worth (as such term is defined in the Cardinal 2004 Credit Agreement).

         "Performance Guaranty" means that certain Performance Guaranty, dated as of June 29, 2000, by Performance Guarantor in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated or otherwise modified from time to time.

                                   Exh. I-14

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Permitted Sub-Servicer" has the meaning set forth in Section 8.1.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Pooled Commercial Paper" means Commercial Paper notes of any Conduit subject to any particular pooling agreement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effect by such Conduit.

         "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Proposed Reduction Date" has the meaning set forth in Section 1.3.

         "Pro Rata Share" means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by
(ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Section 4.6 and (b) for each Conduit, a percentage equal to (i) the Conduit Purchase Limit of such Conduit, divided by (ii) the aggregate amount of all Conduit Purchase Limits of all Conduits hereunder.

         "Purchase Limit" means $500,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).

         "Purchase Notice" has the meaning set forth in Section 1.2.

         "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of () the amount requested by Seller in the applicable Purchase Notice, () the unused portion of the Purchase Limit on the applicable purchase date and () the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

         "Purchaser Group" means each group consisting of a Conduit, Financial Institution and Agent or Managing Agent, as listed on Schedule A to this Agreement under the heading "Purchaser Groups".

         "Purchasers" means each Conduit and each Financial Institution.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant

                                   Exh. I-15

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest,
(ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                        C
                                    ---------
                                    NRB - AR

where:

C        =        the Capital of such Purchaser Interest.

NRB      =        the Net Receivables Balance.

AR       =        the Aggregate Reserves.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times after such Amortization Date.

         "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

         "Rating Agency" means, collectively, the nationally recognized rating agency or agencies chosen by the Scotia Conduit to rate its respective Commercial Paper notes at any time, including, as of the date hereof, Standard and Poor's Ratings Services and Moody's Investors Service, Inc.

         "Receivable" means (i) for purposes of the Receivables Sale Agreement,
(a) all rights to payment owed (without giving effect to the transfers under any Griffin RPA) to the applicable Originator for goods sold or services performed by such Originator or in which such Originator has a security or other interest, whether such rights to payment constitute an account, chattel paper, general intangible or otherwise (as each of the foregoing terms is used in Article 9 of the UCC) and includes, without limitation, the obligation to pay any Finance Charges with respect thereto, excluding, however, any Excluded Receivable and
(b) all rights of Griffin under each Griffin RPA and (ii) for purposes of this Agreement, (a) all rights to payment owed (without giving effect to the transfers under any Griffin RPA or the Receivables Sale Agreement) to the applicable Originator for goods sold or services performed by such Originator or in which such Originator has a security or other interest, whether such rights to payment constitute an account, chattel paper, general intangible or otherwise (as each of the foregoing terms is used in Article 9 of the UCC) and includes without limitation, the obligation to pay any Finance Charges with respect thereto, excluding however, any Excluded Receivable and (b) all rights of Seller under each Griffin RPA and the Receivables Sale Agreement. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction.

                                   Exh. I-16

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Receivables Sale Agreement" means that certain Amended and Restated Receivables Sale Agreement, dated as of May 21, 2004, between Griffin and Seller, as the same may be amended, restated or otherwise modified from time to time.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reduction Notice" has the meaning set forth in Section 1.3.

         "Reinvestment" has the meaning set forth in Section 2.2.

         "Related Financial Institution" means with respect to each Conduit, each Financial Institution set forth opposite such Conduit's name in Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.

         "Related Security" means, with respect to any Receivable:

                  (i) all of Seller's interest, if any, in the inventory and goods (including returned or repossessed inventory or goods), the sale or financing of which by the applicable Originator gave rise to such Receivable,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance, "supporting obligations" (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v) all of the Seller's right, title and interest in the Records related to such Receivable; provided, that with respect to any Contract, such Related Security shall only include such right, title and interest as it relates to payment under such Contract,

                  (vi) all of Seller's right, title and interest in, to and under each of the Receivables Sale Agreement, the Performance Guaranty, each Griffin RPA, the Cash Management Agreement, the Demand Loans, each Lock-Box and each Collection Account, and

                  (vii) all proceeds of any of the foregoing.

                                   Exh. I-17

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Required Financial Institutions" means, at any time, collectively, the Financial Institutions with Commitments in excess of 66-2/3% of the aggregate Commitments.

         "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction                         Required Notice Period
- -------------------                         ----------------------
<$100,000,000                               two Business Days
$100,000,000 to $250,000,000                five Business Days
>$250,000,000                               ten Business Days

         "Scotia" has the meaning set forth in the Preliminary Statements to this Agreement.

         "Scotia Conduit" has the meaning set forth in the Preliminary Statements to this Agreement.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

         "Servicing Agreement Amendments" means, collectively, (i) that certain Amendment to Accounts Payable and Receivable Processing Agreement, dated as of June 29, 2000, between Cardinal West, Inc., a Nevada corporation ("CWI") and Cardinal Syracuse, Inc., (ii) that certain Amendment to Accounts Payable and Receivable Processing Agreement, dated as of June 29, 2000, between CWI and Ohio Valley-Clarksburg, Inc., (iii) that certain Amendment to Accounts Payable and Receivable Processing Agreement, dated as of June 29, 2000, between CWI and James W. Daly, Inc. and (iv) that certain Amendment to Accounts Payable and Receivable Processing Agreement, dated as of June 29, 2000, between CWI and Whitmire Distribution Corporation.

         "Servicing Fee" has the meaning set forth in Section 8.6.

         "Servicing Reserve" means on any date, an amount equal to 1.5% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

         "Settlement Date" means (A) the 20th calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of any Financial Institution.

         "Settlement Period" means (A) in respect of each Purchaser Interest of the Conduits, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of any Financial Institution, the entire Tranche Period of such Purchaser Interest.

                                   Exh. I-18

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or con trolled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

         "Termination Date" has the meaning set forth in Section 2.2.

         "Termination Percentage" has the meaning set forth in Section 2.2.

         "Terminating Commitment Amount" means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus, an amount equal to 2% of such Commitment.

         "Terminating Commitment Availability" means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus, an amount equal to 2% of such Commitment minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution.

         "Terminating Financial Institution" has the meaning set forth in
Section 4.6(b).

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Trade Show Receivable" means a Receivable originated at a trade show.

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

         (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Agent or Managing Agent and Seller, commencing on a Business Day selected by Seller or the applicable Agent or Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

         (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Agent or Managing Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche

                                   Exh. I-19

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Agent or Managing Agent.

         "Transaction Documents" means, collectively, this Agreement, the Original Agreement, each Purchase Notice, the Receivables Sale Agreement, each Griffin RPA, the Performance Guaranty, each Collection Account Agreement, each Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith or in connection with the Original Agreement (other than the Contracts).

         "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360-day basis.

         All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                   Exh. I-20

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                     [Date]

Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention: Asset-Backed Treasury

The Bank of Nova Scotia, as Managing Agent
One Liberty Plaza, 26th Floor
New York, NY  10006

Attention: Richard Taiano (Director),
           Asset-Backed Finance Administration

                  Re: PURCHASE NOTICE

Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of May 21, 2004, by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the "Seller"), Griffin Capital, LLC, as Servicer, the Financial Institutions, the Conduits, the Managing Agents and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

         Each of the Agent and each Managing Agent is hereby notified of the following Incremental Purchase:

         Purchase Price:                                     $
         Portion of the Purchase Price Payable by the Bank
         One Conduit's Purchaser Group:(1)                   $__________________
         Portion of Purchase Price Payable by the Scotia
         Conduit's Purchaser Group:(2)

- ----------
(1) This amount will be equal to the Bank One Conduit's Pro Rata Share of the Purchase Price specified above.

                                   Exh. II-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    $______________________

         Date of Purchase:          $______________________

         Requested Discount Rate:   [LIBO Rate] [Prime Rate] [Pooled Commercial
                                    Paper rate] [Special Pooled Commercial Paper rate]

         Requested Tranche Period

         Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to]:

         [Account Name]
         [Account No.]
         [Bank Name & Address]
         [ABA #]
         Reference:
         Telephone advice to: [Name] @ tel. No. ( )

         Please advise [Name] at telephone no ( ) _________________ if any Conduit will not be making this purchase.

         In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

         (i) the representations and warranties of the Seller set forth in
Section 5.1 and 5.2 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

         (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

         (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

- ----------
(2) This amount will be equal to Scotia Conduit's Pro Rata Share of the Purchase Price Specified above.

                                   Exh. II-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                                     Very truly yours,

                                     CARDINAL HEALTH FUNDING, LLC


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:
                                     Address:

                                   Exh. II-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT III

                   LEGAL NAMES; JURISDICTIONS OF ORGANIZATION;
                              LOCATIONS OF RECORDS;
                    FEDERAL EMPLOYER IDENTIFICATION NUMBERS;
                    STATE ORGANIZATION IDENTIFICATION NUMBERS

Seller

Legal Name:                                 Cardinal Health Funding, LLC

Jurisdiction of Organization                Nevada

Locations of Records:                       7690 W. Cheyenne Avenue
                                            Suite 100
                                            Las Vegas, Nevada 89129

Federal Employer's Identification Number:   88-0462827

State Organizational Identification Number: LLC5421-2002

Servicer

Legal Name:                                 Griffin Capital, LLC

Jurisdiction of Organization                Nevada

Locations of Records:                       7690 W. Cheyenne Avenue
                                            Suite 100
                                            Las Vegas, Nevada 89129

Federal Employer's Identification Number:   86-0860268

State Organizational Identification Number: LLC5421-2002

                                   Exh. III-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT IV

                 NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

[***] Lock-Boxes and Collection Accounts

The following Lock-Box is maintained with [***] and deposits into Account No. [***] maintained in the name of "Griffin Capital, LLC, as Servicer":

           LOCK-BOX/ P.O. ADDRESS

         Williams Drug Distributors
         A Cardinal Health Company
         1296 Solutions Center
         Dept. 771296
         Chicago, IL 60677-1002

In addition, Collections are remitted directly to the following account at [***]: Master Account No. [***] maintained in the name of "Cardinal Health, Inc."

[***] Collection Account

Collections are remitted directly to Account No. [***] maintained with [***] in the name of "Cardinal Health, Inc."


[***] Lock-Boxes and Collection Accounts

The following Lock-Boxes are maintained with [***] and deposit into Account No. [***] maintained in the name of "Griffin Capital, LLC, as Servicer":

         LOCK-BOX/ P.O. ADDRESS

         Cardinal Health
         National Accounts
         P.O. Box 402605
         Atlanta, GA 30384-2605

         Cardinal Health
         Albuquerque Division
         P.O. Box 847359
         Dallas, TX 75284-7359

         Cardinal Health

                                   Exh. IV-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Houston Division
         P.O. Box 847370
         Dallas, TX 75284-7370

         Cardinal Health
         Waco Division
         P.O. Box 847384
         Dallas, TX 75284-7384

         Cardinal Health
         Auburn Division
         3712 Collections Center Drive
         Chicago, IL 60693-0037

         Cardinal Health
         Aurora Division
         3740 Collections Center Drive
         Chicago, IL 60693-0037

         Cardinal Health
         Boston Division
         3763 Collections Center Drive
         Chicago, IL 60693-0037

         Cardinal Health
         Columbus Division
         3833 Collections Center Drive
         Chicago, IL 60693-0038

         Cardinal Health
         Denver Division
         3815 Collections Center Drive
         Chicago, IL 60693-0038

         Cardinal Health
         Kansas City Division
         5042 Collections Center Drive
         Chicago, IL 60693-0050

         Cardinal Health
         Minneapolis Division
         5075 Collections Center Drive
         Chicago, IL 60693-0050

         Cardinal Health
         Salt Lake City Division
         5143 Collections Center Drive
         Chicago, IL 60693-0051

         Cardinal Health
         St. Louis Division

                                   Exh. IV-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         5279 Collections Center Drive
         Chicago, IL 60693-0052

         Cardinal Health
         Syracuse Division
         5303 Collections Center Drive
         Chicago, IL 60693-0053

         Cardinal Health
         Wheeling Division
         5490 Collections Center Drive
         Chicago, IL 60693-0054

         Cardinal Health
         Swedesboro Division
         5958 Collections Center Drive
         Chicago, IL 60693-0055

         Cardinal Health
         Ontario Division
         File #56410
         Los Angeles, CA 90074-6410

         Cardinal Health
         Valencia Division
         File #56412
         Los Angeles, CA 90074-6412

         Cardinal Health
         Sacramento Division
         File #74031
         P.O. Box 60000
         San Francisco, CA 94160-0001

         Cardinal Health
         Los Angeles Division
         File #57130
         Los Angeles, CA 90074-7130

[***] Collection Accounts

Collections are remitted directly to Account Nos. [***], each maintained with [***] in the name of "Griffin Capital, LLC, as Servicer."

                                   Exh. IV-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

To: Bank One, NA (Main Office Chicago), as Agent

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of May 21, 2004, among Cardinal Health Funding, LLC, (the "Seller"), Griffin Capital, LLC, as servicer (the "Servicer"), the Purchasers party thereto, the Managing Agents party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected of Seller.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

         4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         6. As of the date hereof, the jurisdiction of organization of Seller is Nevada, the jurisdiction of organization of the Servicer is Nevada, each of the Seller and the Servicer is a "registered organization" (within the meaning of Section 9-102 of the UCC in effect in Nevada) and neither Seller or the Servicer has changed its jurisdiction of organization since June 29, 2000.

                                    Exh. V-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ________ day of _________, _____.

                                     __________________________________________
                                     Name:
                                     Title:

                                    Exh. V-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

         A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         This schedule relates to the month ended: _____

                                    Exh. V-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT VI

                      FORM OF COLLECTION ACCOUNT AGREEMENT

               [On letterhead of applicable Originator or Griffin]

                                                        ____________, _____

[Lock-Box Bank/Concentration Bank/Depositary Bank]

Re:

Ladies and Gentlemen:

         Reference is hereby made to P.O. Box #___________ in [city, state, zip code] (the "Lock-Box") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement] between you and [applicable Originator] (the "Company") dated ___________ (the "Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company's checking account no.______________ maintained with you in the name of the Company (the "Lock-Box Account").

         Reference is hereby made to (i) ***[that certain Second Amended and Restated Receivables Purchase and Sale Agreement, dated as of May 21, 2004, by and among the Company and Griffin Capital, LLC ("Griffin"), as buyer, (ii)]***3 that certain Amended and Restated Receivables Sale Agreement (the "Receivables Sale Agreement"), dated as of May 21, 2004, between the Company and Cardinal Health Funding, LLC, a Nevada limited liability company (the "Seller") and [(iii)] that certain Amended and Restated Receivables Purchase Agreement (the "Receivables Purchase Agreement"), dated as of May 21, 2004 by and among Seller, Griffin Capital, LLC, as Servicer, certain financial institution named therein and Bank One, NA (Main Office Chicago), as Agent.

         The Company hereby informs you that ***[(i) pursuant to the Griffin RPA, the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Griffin, (ii)]*** pursuant to the Receivables Sale Agreement, [Griffin/Company] has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Seller and
(iii) pursuant to the Receivables Purchase Agreement, Seller has granted a security interest in all of its right, title and interest in and to, and, subject to the terms hereof, exclusive ownership and control of, the Lock-Box and the Lock-Box Account to the Agent. The Company ***[, Griffin]*** and Seller hereby request that the name of the Lock-Box Account be changed to "Griffin Capital, LLC, as Servicer."

- ----------
(3) Insert bracketed language marked with this symbol in each Collection Account Agreement relating to an Originator's account.

                                   Exh. VI-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         The Company ***[, Griffin]*** and Seller hereby irrevocably instruct you, and you hereby agree, that (i) if at any time you receive any instruction originated by Bank One, NA (Main Office Chicago) ("Bank One") directing the disposition of funds in the Lock-Box Account you will comply with such instruction without further consent of the Company, ***[Griffin,]*** Seller or any other person or entity, provided, that until you receive notice in the form attached hereto as Annex A (a "Notice") from Bank One, Seller and the Company, as servicer, shall be entitled to give instructions directing the disposition of funds in the Lock-Box Account; (ii) notwithstanding anything to the contrary contained herein, if at any time you receive conflicting instructions from Bank One and Seller ***[, Griffin]*** or the Company, you shall follow the instructions of Bank One and not Seller ***[, Griffin]*** or the Company; and
(iii) upon receiving a Notice, (A) you will take all instructions regarding the Lock-Box Account and the disposition of funds therein solely from Bank One, (B) the name of the Lock-Box Account will be changed to Bank One for itself and as agent (or any designee of Bank One) and Bank One will have exclusive ownership of and access to and sole control of the Lock-Box and the Lock-Box Account, and neither the Company, ***[Griffin,]*** Seller, nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (C) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as Bank One may otherwise request, (D) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by Bank One and otherwise comply with all instructions received from Bank One with respect to the Lock-Box and the Lock-Box Account without further consent by the Company, ***[Griffin,]*** Seller or any other person or entity, (E) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (F) all correspondence or other mail that you have agreed to send to the Company ***[, Griffin]*** or Seller will be sent to Bank One at the following address:

         Bank One, NA (Main Office Chicago), as Agent
         1 Bank One Plaza
         Chicago, Illinois 60670-
         Attention:  Credit Manager, Asset Backed Securities Division

         Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to the Company (and ***[Griffin and]*** Seller, as the Company's assignee[s]) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

         You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Box are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, recoupment, banker's lien or any other right you or any other party may have against the Company, ***[Griffin,]*** Seller or any of their respective affiliates (including, without limitation, any security interest therein arising by operation of law or otherwise, which security interest is hereby released and terminated).

         You hereby acknowledge and agree that (i) you are executing this letter agreement and agree to perform hereunder in your capacity as a "bank" as defined in Section 9-102 of the UCC; (ii) the Lock-Box Account is, and will be maintained as, a "deposit account" as defined in Section 9-102 of the UCC and shall be governed by the laws of the State of Illinois; (iii)

                                   Exh. VI-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

regardless of any provision in any other agreement, for purposes of the UCC, Illinois shall be deemed to be your jurisdiction (within the meaning of Section 9-304 of the UCC); (iv) there are no agreements entered into between you and/or the Company ***[, Griffin]*** or Seller with respect to the Lock-Box Account, except the Agreement; (v) you have not entered into, and until termination of this letter agreement will not enter into, any agreement with any other party relating to the Lock-Box Account and/or any financial assets or funds credited or deposited thereto pursuant to which you have agreed to comply with instructions (within the meaning of Section 9-104 of the UCC) of such other party; (vi) you will not change the name or account number of the Lock-Box Account without the prior written consent of Bank One; (vii) you have not entered into, and until termination of this letter agreement will not enter into, any agreement purporting to limit or condition your obligation to comply with instructions; (viii) except for the claims and interest of Bank One and Seller in the Lock-Box Account, you do not know of any lien on or claim to, or interest in the Lock-Box Account or funds deposited or credited thereto; and
(ix) if any party asserts any lien, encumbrance or similar process against the Lock-Box Account or funds deposited or credited thereto, you will promptly notify Bank One and Seller thereof. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

         THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

         This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement or any other agreement now existing or hereafter entered into, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

         Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                       Very truly yours,

                                       [APPLICABLE ORIGINATOR]


                                       By:______________________________
                                       Name:
                                       Title:

                                   Exh. VI-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                        GRIFFIN CAPITAL, LLC

                                        By:____________________________
                                        Name:
                                        Title:

Acknowledged and agreed to
this_______ day of _______

[COLLECTION BANK]

By:______________________________
Name:
Title:

BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent
By: _____________________________
Name:
Title:

                                   Exh. VI-4

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                     ANNEX A
                                 FORM OF NOTICE

                           [On letterhead of Bank One]

                                                    ___________, ______

[Collection Bank/Depositary Bank/Concentration Bank]

Re:[_________________]

Ladies and Gentlemen:

We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [applicable Originator],Griffin Capital, LLC, you and us, to have the name of, and to have exclusive ownership and sole control of, account number ______________ (the "Lock-Box Account") maintained with you, transferred to us. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Lock-Box Account or the funds credited thereto from any person or entity other than us, unless otherwise ordered by a court of competent jurisdiction. [The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to ________________.] You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and [applicable Originator] on our behalf.

We appreciate your cooperation in this matter.

                                           Very truly yours,

                                           BANK ONE, NA (MAIN OFFICE CHICAGO)
                                           (for itself and as agent)

                                           By: _____________________________
                                           Name:____________________________
                                           Title:___________________________

                                   Annex A-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT VII
                          FORM OF ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________
("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

         A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Amended and Restated Receivables Purchase Agreement dated as of May 21, 2004 by and among Griffin Capital, LLC, a Nevada limited liability company, as Servicer, the Conduits party thereto, the Managing Agents party thereto, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Receivables Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Receivables Purchase Agreement.

         B. Assignor is a Financial Institution party to the Receivables Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

         C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Receivables Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

                                    AGREEMENT

         The parties hereto hereby agree as follows:

         1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to the Conduit in the Assignor's and Assignee's Purchase Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Receivables Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

         2. If Assignor has no outstanding Capital under the Receivables Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations associated therewith under the terms of the Receivables Purchase

                                   Exh. VII-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Article I of the Receivables Purchase Agreement.

         3. If Assignor has any outstanding Capital under the Receivables Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Receivables Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Article I of the Receivables Purchase Agreement.

         4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Receivables Purchase Agreement.

         5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

         6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the other Financial Institutions in the Assignor's and Assignee's Purchaser Group as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Receivables Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Receivables Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of Seller or the performance or observance by the Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without

                                   Exh. VII-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

reliance upon the Agent, any Conduit, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) Assignee appoints and authorizes _________ to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Managing Agent for the Assignee's Purchaser Group by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Receivables Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution (including, without limitation, as a Related Financial Institution) or, when applicable, as a Purchaser.

         7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Receivables Purchase Agreement, including, without limitation, Article I, Sections 4.1, and
14.6 thereof.

         8. Schedule I hereto sets forth the revised Commitment of Assignor, the Conduit for which Assignee shall act as a Related Financial Institution and the Commitment of Assignee, as well as administrative information with respect to Assignee.

         9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

         10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Conduit, it will not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By: ___________________________
Name:
Title:

[ASSIGNEE]
By:____________________________
Name:
Title:

                                   Exh. VII-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage:________%

                        A-1                   A-2                 B-1                 B-2
                                       COMMITMENT (AFTER
               COMMITMENT (PRIOR TO    GIVING EFFECT TO                         RATABLE SHARE OF
               GIVING EFFECT TO THE     THE ASSIGNMENT        OUTSTANDING         OUTSTANDING
ASSIGNOR       ASSIGNMENT AGREEMENT)     AGREEMENT)         CAPITAL (IF ANY)        CAPITAL

                            A-2                  B-1                 B-2
                     COMMITMENT (AFTER
                      GIVING EFFECT TO                         RATABLE SHARE OF
                       THE ASSIGNMENT        OUTSTANDING         OUTSTANDING
ASSIGNEE                 AGREEMENT)       CAPITAL (IF ANY)         CAPITAL

ASSIGNEE IS A RELATED FINANCIAL INSTITUTION FOR:________________________

ADDRESS FOR NOTICES

________________________
________________________
________________________
Attention:
Phone:
Fax:

                                   Exh. VII-4

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO:________________________, Assignor

_________________________
_________________________
_________________________

TO:________________________, Assignee

_________________________
_________________________
_________________________

         The undersigned, as Agent under the Amended and Restated Receivables Purchase Agreement, dated as of May 21, 2004 by and among Cardinal Health Funding, LLC, Griffin Capital, LLC, a Nevada limited liability company, as Servicer, the Conduits party thereto, the Managing Agents party thereto, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

         1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ____________, ______.

         2. The Conduit in the Assignor's Purchaser Group hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Amended and Restated Receivables Purchase Agreement.

         [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                Very truly yours,

                                BANK ONE, NA (MAIN OFFICE CHICAGO),
                                individually and as Agent

                                By: ________________________________

                                Title: _____________________________

                                   Exh. VII-5

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                [APPLICABLE COMPANY]

                                By: ________________________________
                                Title: _____________________________

                                   Exh. VII-6

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                   SEE EXHIBIT V TO RECEIVABLES SALE AGREEMENT

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT IX

                               FORM OF CONTRACT(S)

                                  SEE ATTACHED

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    EXHIBIT X

                             FORM OF MONTHLY REPORT

                                  SEE ATTACHED

                                   EXHIBIT XI

                          FORM OF PERFORMANCE GUARANTY

         This Performance Guaranty (this "Guaranty"), dated as of June 29, 2000, is executed by Cardinal Health, Inc., an Ohio corporation ("Cardinal" or the "Performance Guarantor") in favor of Cardinal Health Funding, LLC, a Nevada limited liability company (together with its successors and assigns, "Beneficiary").

                                    RECITALS

         1. Griffin Capital Corporation ("Griffin") has entered into separate and several Amended and Restated Receivables Purchase and Sale Agreements (as amended, restated or otherwise modified from time to time, each a "Griffin RPA"), each dated as of June 29, 2000, with each of Cardinal Syracuse, a New York corporation, Ohio-Valley-Clarksburg, Inc., a Delaware corporation, James W. Daly, Inc., a Massachusetts corporation and Whitmire Distribution Corp., a Delaware corporation (collectively, the "Originators" and, together with Griffin, the "Transaction Parties"), pursuant to which each Originator, subject to the terms and conditions thereof, is selling all of its right, title and interest in and to its accounts receivable.

         2. Griffin and Beneficiary have entered into a Receivables Sale Agreement, dated as of June 29, 2000 (as amended, restated or otherwise modified from time to time, the "Receivables Sale Agreement"), pursuant to which Griffin, subject to the terms and conditions contained therein, is selling its right, title and interest in and to all of the accounts receivable purchased by Griffin under each Griffin RPA to Beneficiary. In turn, Beneficiary has entered into a Receivables Purchase Agreement, dated as of June 29, 2000, by and among Beneficiary, Griffin, as Servicer, Preferred Receivables Funding Corporation, the Financial Institutions and Bank One, NA (Main Office Chicago), as Agent (as amended, restated or otherwise modified, the "Receivables Purchase Agreement" and, together with each Griffin RPA and the Receivables Sale Agreement, the "Agreements"), pursuant to which Beneficiary is selling undivided interests in the accounts receivable it purchases from Griffin under the Receivables Sale Agreement.

         3. Each Originator and Griffin is a Subsidiary of Performance Guarantor and Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale of the accounts receivable by the Originators to Griffin under the applicable Griffin RPA and by Griffin to Beneficiary under to the Receivables Sale Agreement (which benefits are hereby acknowledged).

         4. As an inducement for Beneficiary to enter into the Receivables Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by each Originator of its obligations under the applicable Griffin RPA and by Griffin of its obligations under the Receivables Sale Agreement and the Receivables Purchase Agreement.

         5. Performance Guarantor wishes to guaranty the due and punctual performance by the Originators and Griffin of their respective Obligations (as hereinafter defined), as provided herein.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

         Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement (as hereinafter defined). In addition:

         "Obligations" means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by each Originator under and pursuant to the applicable Griffin RPA and each other document executed and delivered by each such Originator pursuant to such Griffin RPA, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by each such Originator under such Griffin RPA, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, (ii) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Griffin under and pursuant to the Receivables Sale Agreement and each other document executed and delivered by Griffin pursuant to the Receivables Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Griffin under the Receivables Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (iii) all obligations of Griffin (1) as Servicer under the Receivables Purchase Agreement, or (2) which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Receivables Purchase Agreement as a result of its termination as Servicer.

         Section 2. Guaranty of Performance of Obligations. Performance Guarantor hereby guarantees to Beneficiary, the full and punctual payment and performance by each Transaction Party of its respective Obligations. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of the Transaction Parties under the Agreements and each other document executed and delivered by each such Transaction Party pursuant to the Agreements and is in no way conditioned upon any requirement that Beneficiary first attempt to collect any amounts owing by any Transaction Party to Beneficiary, the Agent or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Beneficiary, the Agent or any Purchaser in favor of any Transaction Party or any other Person or other means of obtaining payment. Should any Transaction Party default in the payment or performance of any of the Obligations, Beneficiary (or its assigns) may cause the immediate performance by Performance Guarantor of the Obligations and cause any payment Obligations to become forthwith due and payable to Beneficiary (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Guaranty is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Obligations to the extent the failure to perform such Obligations by any Transaction Party results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve any Transaction Party from performing in full its Obligations under any Agreement or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

                                   Exh. XI-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Beneficiary (and its assigns), forthwith upon demand in funds immediately available to Beneficiary, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Beneficiary in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

         Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Guaranty, notice of any action taken or omitted by Beneficiary (or its assigns) in reliance on this Guaranty, and any requirement that Beneficiary (or its assigns) be diligent or prompt in making demands under this Guaranty, giving notice of any Termination Event, Amortization Event, other default or omission by any Transaction Party or asserting any other rights of Beneficiary under this Guaranty. Performance Guarantor warrants that it has adequate means to obtain from each Transaction Party, on a continuing basis, information concerning the financial condition of such Transaction Party, and that it is not relying on Beneficiary to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Beneficiary (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Guaranty, to deal with each Transaction Party and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Beneficiary in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation, the provisions of
Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Transaction Party or any part thereof or amounts which are not covered by this Guaranty even though Beneficiary (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Transaction Party or to amounts which are not covered by this Guaranty; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Transaction Party in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of any

                                   Exh. XI-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Transaction Party to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this
Section 4.

         Section 5. Unenforceability of Obligations Against Transaction Parties. Notwithstanding (a) any change of ownership of any Transaction Party or the insolvency, bankruptcy or any other change in the legal status of any Transaction Party; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Transaction Party or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Guaranty; or (d) if any of the moneys included in the Obligations have become irrecoverable from any Transaction Party for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on Performance Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Transaction Party or for any other reason with respect to any Transaction Party, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Performance Guarantor.

         Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Beneficiary that:

                  (a) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                  (b) Authorization, Execution and Delivery; Binding Effect. Performance Guarantor has the corporate power and authority and legal right to execute and deliver this Guaranty, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Performance Guarantor of this Guaranty, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and Performance Guarantor has duly executed and delivered this Guaranty. This Guaranty constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                                   Exh. XI-4

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  (c) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Guaranty and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and, do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor.

                  (d) Financial Statements. The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of March 31, 2000, heretofore delivered to Beneficiary have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such date and for the period ended on such date. Since the later of (i) March 31, 2000, and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.

                  (e) Taxes. Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of Performance Guarantor have been audited by the Internal Revenue Service through the fiscal year ended June 30, 1998. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

                  (f) Litigation and Contingent Obligations. Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor's knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any of this Guaranty or the rights or remedies of Beneficiary hereunder. Performance Guarantor is not in default with respect to any order of any court, arbitrator or governmental body and does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

         Section 7. Maintenance of Minimum Net Worth. Until the Obligations are paid in full, Performance Guarantor covenants to Beneficiary that Performance Guarantor will not permit its Net Worth (as defined below) to be less than $2,550,000,000 at any time. For purposes of this Section 7, "Net Worth" means, at any time, the consolidated stockholder's equity of Performance Guarantor and its Subsidiaries calculated on a consolidated basis as of

                                   Exh. XI-5

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

such time in accordance with generally accepted accounting principles in effect in the United States from time to time.

         Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full Performance
Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Beneficiary, the Agent or any Purchaser against any Transaction Party, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Beneficiary, the Agent and the Purchasers against each Transaction Party and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any Transaction Party that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Transaction Party in respect of any liability of Performance Guarantor to such Transaction Party and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiaries, the Agent or the Purchasers. The payment of any amounts due with respect to any indebted ness of any Transaction Party now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Transaction Party to Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Beneficiary (and its assigns) and be paid over to Beneficiary (or its assigns) on account of the Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Guaranty. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Beneficiary under any separate subordination agreement which Beneficiary may at any time and from time to time enter into with Performance Guarantor.

         Section 9. Termination of Performance Guaranty. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Receivables Purchase Agreement is terminated, provided, that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Transaction Party or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Beneficiary (or its assigns) is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Guaranty.

                                   Exh. XI-6

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         Section 10. Effect of Bankruptcy. This Performance Guaranty shall survive the insolvency of each Transaction Party and the commencement of any case or proceeding by or against any Transaction Party under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Transaction Party or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Transaction Party is subject shall postpone the obligations of Performance Guarantor under this Guaranty.

         Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Beneficiary (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Guaranty, whether or not Beneficiary (or any such assign) shall have made any demand under this Guaranty and although such Obligations may be contingent or unmatured.

         Section 12. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Beneficiary receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

         Section 13. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Beneficiary (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Beneficiary may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Beneficiary (or its assigns) may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Beneficiary hereunder.

         Section 14. Successors and Assigns. This Performance Guaranty shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Beneficiary and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Beneficiary and the Agent. Without limiting the generality of the foregoing sentence, Beneficiary may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.

         Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Performance Guarantor there from shall be effective unless the same shall be in writing and signed by Beneficiary, the Agent and

                                   Exh. XI-7

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Performance Guarantor. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Beneficiary, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Beneficiary may designate in writing to the other. Each such notice or other communication shall be effective () if given by telecopy, upon the receipt thereof, () if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or () if given by any other means, when received at the address specified in this Section 16.

         SECTION 17. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

         SECTION 18. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND
EACH OF PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AGREES THAT
ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         Section 19. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit or any Unconditional Liquidity Provider, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 20. Miscellaneous. This Guaranty constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of

                                   Exh. XI-8

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Guaranty.

                                     * * * *

                                   Exh. XI-9

         IN WITNESS WHEREOF, Performance Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                      CARDINAL HEALTH, INC.

                                      By: _______________________________
                                      Name:
                                      Title:

                                      Address: 7000 Cardinal Place
                                               Dublin, OH 43017
                                               Attn: Mr. Richard J. Miller

                                   EXHIBIT XII

                            FORM OF REDUCTION NOTICE

                                                   _____________________, 199___

Bank One, NA (Main Office Chicago), as Agent
Suite 0612
1 Bank One Plaza
Chicago, Illinois 60670

Attention: Asset-Backed Finance

The Bank of Nova Scotia, as Managing Agent
One Liberty Plaza, 26th Floor
New York, NY 10006

Attention: Asset-Backed Finance Administration

Ladies and Gentlemen:

         The undersigned, ____________________________, refers to the Amended and Restated Receivables Purchase Agreement, dated as of May 21, 2004 (the "Receivables Purchase Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Griffin Capital, LLC, as Servicer ("Servicer"), certain Conduits party thereto, certain Financial Institutions parties thereto, certain Managing Agents party thereto and Bank One, NA (Main Office Chicago), as Agent for such Conduits and Financial Institutions (the Conduits and the Financial Institutions, collectively, the "Purchasers"). Pursuant to Section 1.3 of the Receivables Purchase Agreement, the undersigned hereby irrevocably notifies you that it will repay [all] [a portion] of the Capital outstanding under the Receivables Purchase Agreement and in that connection sets forth below the information relating to such repayment (the "Proposed Reduction"):

The Business Day of the Proposed Reduction is _________________, 20_____. The total amount of the Proposed Reduction is _____________________. The Pro Rata Share of the Proposed Reduction for each Conduit is ______________ for the Bank One Conduit and _______________ for the Scotia Conduit. The Pro Rata Share of the Proposed Reduction for each Financial Institution is ______________ for Bank One and _______________ for Scotia.

         On the date of the Proposed Reduction, the Seller shall pay to each relevant Purchaser(s), an amount equal to (i) such Purchaser's Pro Rata Share of the outstanding Capital described above, plus (ii) all Broken Funding Costs (if any), plus (iii) all other amounts payable to the Agent or any Purchaser under the Transaction Documents.

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    Very truly yours,

                                    CARDINAL HEALTH FUNDING, LLC

                                    By:_________________________________
                                    Name:
                                    Title:
                                    Address:

                                   Exh. XII-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   SCHEDULE A

            COMMITMENTS, COMPANY PURCHASE LIMITS, PAYMENT ADDRESSES;
                RELATED FINANCIAL INSTITUTIONS AND MANAGING AGENT

           COMMITMENTS AND PAYMENT ADDRESSES OF FINANCIAL INSTITUTIONS

Financial Institution                Commitment                       Payment Address
- ---------------------                ----------                       ---------------
Bank One, NA                        $331,500,000               Bank One, NA (Main Office
(Main Office Chicago)                                          Chicago)
                                                               Asset Backed Finance
                                                               Mail Code IL1-0594
                                                               1 Bank One Plaza
                                                               Chicago, Illinois  60670-0594
                                                               Attn: Transaction Management
                                                               Fax:  (312) 732-4487

The Bank of Nova Scotia             $178,500,000               The Bank of Nova Scotia
                                                               One Liberty Plaza, 24th Floor
                                                               New York, NY  10006
                                                               Attn:  Asset-Backed Finance Ad
                                                               ministration, Vilma Pindling
                                                               Phone:  (212) 225-5410
                                                               Fax:  (212) 225-6465

                 CONDUIT PURCHASE LIMITS, PAYMENT ADDRESSES AND
                   RELATED FINANCIAL INSTITUTIONS OF CONDUITS

                                                                                Related
                        Conduit                                                Financial
   Conduit          Purchase Limit              Payment Address             Institutions(s)
   -------          --------------              ---------------             ---------------
Preferred            $325,000,000         c/o Bank One, NA (Main Office        Bank One, NA
Receivables                               Chicago), as Agent                   (Main Office
Funding                                   Asset Backed Finance                 Chicago)
Corporation                               Mail Code IL1-0079
                                          1 Bank One Plaza
                                          Chicago, Illinois 60670-0079
                                          Attn: Prefco Funding Manager
                                          Fax:  (312) 732-1844

Liberty Street       $175,000,000         c/o The Bank of Nova Scotia          The Bank of
Funding Corp.                             One Liberty Plaza, 24th Floor        Nova Scotia
                                          New York, NY  10006

                                    Sch. A-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                          Attn:  Asset-Backed Finance
                                          Administration, Vilma Pindling
                                          Phone:  (212) 225-5410
                                          Fax:  (212) 225-6465

                                 MANAGING AGENT

                   Purchasers                             Managing Agent
                   ----------                             --------------
Preferred Receivables Funding Corporation, as        None
Conduit
Bank One, NA (Main Office Chicago), as Financial
Institution

Liberty Street Funding Corp., as Conduit             The Bank of Nova Scotia
The Bank of Nova Scotia, as Financial Institution

                                PURCHASER GROUPS

                           Preferred Receivables Funding
                           Corporation, as Conduit
                           Bank One, NA (Main Office Chicago) as
                           Financial Institution and as Agent

                           Liberty Street Funding Corp., as Conduit
                           The Bank of Nova Scotia, as Financial
                           Institution and as Managing Agent

                                    Sch. A-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   SCHEDULE B

                DOCUMENTS TO BE DELIVERED TO THE AGENT AND SCOTIA
                         ON OR PRIOR TO THE DATE HEREOF

PART I: DOCUMENTS TO BE DELIVERED IN CONNECTION WITH EACH AMENDED AND RESTATED GRIFFIN RPA

1. Executed copies of each Amended and Restated Griffin RPA, duly executed by the parties thereto.

2. Copy of the Resolutions of the Board of Directors of each Originator certified by its Secretary, authorizing such Originator's execution, delivery and performance of the applicable Amended and Restated Griffin RPA and the other documents to be delivered by it thereunder.

3. Articles or Certificate of Incorporation of each Originator certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the date of the applicable Amended and Restated Griffin RPA.

4. Good Standing Certificate for each Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where its chief executive office or principal place of business is located, each of which is listed below:

         a.       Cardinal Health 106, Inc.: Massachusetts

         b.       Cardinal Health 110, Inc.: Delaware, Ohio

5. A certificate of the Secretary of each Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the applicable Amended and Restated Griffin RPA and any other documents to be delivered by it thereunder and (ii) a copy of such Originator's By-Laws.

6. Time stamped receipt copies of proper financing statements and financing statement amendments, duly filed under the UCC on or before the date hereof in all jurisdictions as may be necessary or, in the opinion of Griffin (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by each Griffin RPA.

7. A favorable opinion of legal counsel for the Originators reasonably acceptable to Griffin (or its assigns) which addresses the following matters and such other matters as Griffin (or its assigns) may reasonably request:

                  -- Each Originator is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  -- Each Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Originator's business.

                                    Sch. B-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  -- Each Originator has all requisite power and authority to execute, deliver and perform all of its obligations under the applicable Amended and Restated Griffin RPA and each other Transaction Document to which it is a party.

                  -- The execution and delivery by each Originator of the applicable Amended and Restated Griffin RPA and each other Transaction Document to which it is party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Originator and will not:

                           (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator; or

                           (c) result in the creation or imposition of any Adverse Claim on assets of such Originator or any of its Subsidiaries (except as contemplated by the Griffin RPA).

                  -- Each Amended and Restated Griffin RPA and each other Transaction Document to which any Originator is a party has been duly executed and delivered by such Originator and constitutes the legal, valid, and binding obligation of such Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  -- The provisions of each Griffin RPA are sufficient to constitute authorization by each Originator for the filing of the financing statements required under the Griffin RPA.

                  -- With respect to each Originator, for the purposes of the Uniform Commercial Code as in effect in its state of organization, such Originator is a "registered organization".

                  -- The provisions of each Griffin RPA are effective to create a valid security interest in favor of Griffin in all Receivables and upon the filing of financing statements, Griffin shall acquire a first priority, perfected security interest in such Receivables.

                  -- To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Originator or any Affiliate of any Originator,

                                    Sch. B-2

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           which would materially adversely affect the business or financial condition of such Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of such Originator to perform its obligations under the applicable Griffin RPA.

8. A "true sale" opinion of counsel for each Originator with respect to the transactions contemplated by each Griffin RPA.

9. A Compliance Certificate for each Originator certifying as to: (i) the truth and accuracy of all representations and warranties of such Originator in the applicable Griffin RPA and (ii) no default under the applicable Griffin RPA as of the date hereof.

10. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with each Griffin RPA.

PART II: DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE RECEIVABLES SALE AGREEMENT

1. Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2. Copy of the Resolutions of the Board of Directors of Griffin certified by its Secretary, authorizing Griffin's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder.

3. 'Articles of Organization of Griffin certified by the Secretary of State of the jurisdiction of organization of Griffin on or within thirty (30) days prior to the date hereof.

4. Good Standing Certificate for Griffin issued by the Secretaries of State of its state of organization and each jurisdiction where its chief executive office or principal place of business is located, each of which is listed below:

         a.       Nevada

5. A certificate of the Secretary of Griffin certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder and (ii) a copy of Griffin's Operating Agreement.

6. Time stamped receipt copies of proper financing statements and financing statement amendments, duly filed under the UCC on or before the date hereof in all jurisdictions as may be necessary or, in the opinion of Seller (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

7. A favorable opinion of legal counsel for Griffin reasonably acceptable to Seller (or its assigns) which addresses the following matters and such other matters as Seller (or its assigns) may reasonably request:

                                    Sch. B-3

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  -- Griffin is a limited liability company duly organized, validly existing, and in good standing under the laws of its state of organization.

                  -- Griffin has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Griffin's business.

                  -- Griffin has all requisite power and authority to execute, deliver and perform all of its obligations under the Receivables Sale Agreement and each other Transaction Document to which it is a party.

                  -- The execution and delivery by Griffin of the Receivables Sale Agreement and each other Transaction Document to which it is party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of Griffin and will not:

                           (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Griffin; or

                           (c) result in the creation or imposition of any Adverse Claim on assets of Griffin or any of its Subsidiaries (except as contemplated by the Receivables Sale Agreement).

                  -- The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Griffin and constitutes the legal, valid, and binding obligation of Griffin enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  -- The provisions of the Receivables Sale Agreement are sufficient to constitute authorization by Griffin for the filing of the financing statements required under the Receivables Sale Agreement.

                  -- For purposes of the Nevada UCC, Griffin is a "registered organization".

                  -- The provisions of the Receivables Sale Agreement are effective to create a valid security interest in favor of Seller in all Receivables and upon the filing of financing statements, Seller shall acquire a first priority, perfected security interest in such Receivables.

                                    Sch. B-4

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  -- To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against Griffin or any Affiliate of Griffin, which would materially adversely affect the business or financial condition of Griffin and its Affiliates taken as a whole or which would materially adversely affect the ability of Griffin to perform its obligations under the Receivables Sale Agreement.

8. A "true sale" opinion and "substantive consolidation" opinion of counsel for Griffin with respect to the transactions contemplated by the Receivables Sale Agreement.

9. A Compliance Certificate for Griffin certifying as to: (i) the truth and accuracy of all representations and warranties of Griffin in each Transaction Document and (ii) no Termination Event or Potential Termination Event as of the date hereof.

10. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

11. Executed copies of the Subordinated Note (as defined in the Receivables Sale Agreement) by Seller in favor of Griffin.

PART III: DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE AGREEMENT

1.       Executed copies of this Agreement, duly executed by the parties hereto.

2. Copy of the Resolutions of the Board of Directors of each Seller Party, Performance Guarantor and Cardinal Health 2, Inc. certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

3. Articles of Organization or Certificate of Incorporation of each Seller Party, Performance Guarantor and Cardinal Health 2, Inc. certified by the Secretary of State of its jurisdiction of organization or incorporation on or within thirty (30) days prior to the date hereof.

4. Good Standing Certificate for each Seller Party, Performance Guarantor and Cardinal Health 2, Inc. issued by the Secretaries of State of its state of organization or incorporation and for each Seller Party each jurisdiction where its chief executive office or principal place of business is located, each of which is listed below:

         a. Seller: Nevada

         b. Servicer: Nevada

         c. Performance Guarantor: Ohio

         d. Cardinal Health 2, Inc.

5. A certificate of the Secretary of each Seller Party, Performance Guarantor and Cardinal Health 2, Inc. certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and
         (ii) a copy of such Person's By-Laws or Operating Agreement.

                                    Sch. B-5

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

6. Time stamped receipt copies of proper financing statements and financing statement amendments, duly filed under the UCC on or before the date hereof in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

7.       Executed Performance Guaranty.

8. A favorable opinion of legal counsel for the Seller Parties and Performance Guarantor reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

                  -- Each Seller Party and Performance Guarantor is a corporation or limited liability company, duly organized or incorporated, validly existing, and in good standing under the laws of its state of incorporation or organization.

                  -- Each Seller Party and Performance Guarantor has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person's business.

                  -- Each Seller Party and Performance Guarantor has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement and each other Transaction Document to which it is a party.

                  -- The execution and delivery by each Seller Party and Performance Guarantor of this Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:

                           (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or

                           (c) result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by this Agreement).

                  -- This Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar

                                    Sch. B-6

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  -- The provisions of this Agreement are sufficient to constitute authorization by Seller for the filing of the financing statements required under this Agreement.

                  -- For the purposes of the Nevada UCC, Seller is a "registered organization."

                  -- The provisions of this Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

                  -- To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Seller Party, Performance Guarantor or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

9. If requested by any Conduit in such Financial Institution's Purchaser Group or the Agent, a favorable opinion of legal counsel for each Financial Institution, reason ably acceptable to such Conduit and the Agent which addresses the following matters:

                  -- This Agreement has been duly authorized by all necessary corporate action of such Financial Institution.

                  -- This Agreement has been duly executed and delivered by such Financial Institution and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of such Financial Institution, enforce able against such Financial Institution in accordance with its terms.

10.      An amended and restated Cash Management Agreement.

11. A Compliance Certificate for each Seller Party certifying as to: (i) the truth and accuracy of all of such Seller Party's representations and warranties in each Trans action Document and (ii) no Amortization Event or Potential Amortization Event as of the date hereof.

12.      Each Fee Letter.

13.      A Monthly Report as at April 30, 2004.

                                    Sch. B-7

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

14. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

15. The Bank One Conduit shall have received a duly executed copy of a liquidity agreement, in form and substance satisfactory to the Bank One Conduit.

16. The Scotia Conduit shall have received a duly executed copy of a liquidity agreement, in form and substance satisfactory to the Scotia Conduit.

17. For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

18. Time stamped receipt copies of proper UCC termination statements necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Cardinal Entity.

19.      Intentionally Omitted.

20. Reliance Letter(s) from counsel(s) to the Cardinal Entities allowing for Scotia's and the Scotia Conduit's reliance on certain opinions provided to the Agent, Bank One and the Bank One Conduit on June 29, 2000.

                                    Sch. B-8

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                   SCHEDULE C
                                NOTICE ADDRESSES

Seller:                       7690 W. Cheyenne Avenue
                              Suite 100
                              Las Vegas, Nevada  89129
                              Attention:  Ali Rizvi

                              with a copy to:
                              Cardinal Health, Inc.
                              7000 Cardinal Place
                              Dublin, Ohio  43017
                              Attention:  Assistant General Counsel -
                              Finance or, for purposes of Sections 3.3 and 4.2 only, Laura Warren (Fax No. 614/757- 6391)

Servicer:                     7690 W. Cheyenne Avenue
                              Suite 100
                              Las Vegas, Nevada  89129
                              Attention:  Ali Rizvi

                              with a copy to:
                              Cardinal Health, Inc.
                              7000 Cardinal Place
                              Dublin, Ohio  43017
                              Attention:  Assistant General Counsel - Finance

Bank One                      Bank One, NA (Main Office Chicago)
(individually and as Agent):  Asset Backed Finance
                              Mail Code IL1-0594
                              1 Bank One Plaza
                              Chicago, Illinois  60670-0594
                              Attn: Transaction Management
                              Fax:  (312) 732-4487

Bank One Conduit:             Preferred Receivables Funding Corporation
                              c/o Bank One, NA (Main Office Chicago), as Agent
                              Asset Backed Finance
                              Mail Code IL1-0079
                              1 Bank One Plaza
                              Chicago, Illinois  60670-0079
                              Attn: Prefco Funding Manager
                              Fax:(312) 732-1844

                                    Sch. C-1

                             AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Scotia:                       The Bank of Nova Scotia
                              One Liberty Plaza, 24th Floor
                              New York, NY  10006
                              Attn: Asset-Backed Finance Administration, Vilma Pindling
                              Fax:  (212) 225-6465

Scotia Conduit:               Liberty Street Funding Corp.
                              c/o The Bank of Nova Scotia
                              One Liberty Plaza, 24th Floor
                              New York, NY  10006
                              Attn:  Asset-Backed Finance Administration, Vilma
                              Pindling
                              Fax:  (212) 225-6465

                                    Sch. C-2